                                                                 EXHIBIT 10.1(h)


                                PERKINS LIMITED
                             as principal borrower


                             PERKINS GROUP LIMITED
                                 as covenantor


                                LLOYDS BANK PLC
                             Capital Markets Group
                                   as agent



                                      and


                                    OTHERS



              __________________________________________________

              Amendment and Restatement Dated 13th April 1995 of
                 (Pounds)50,000,000 Revolving Credit Facility
                       Agreement dated 30 September 1993
              __________________________________________________


                                Clifford Chance
                                    London

                           CONTENTS

Clause                                                     Page No.
                            Part 1
                        INTERPRETATION

     1.   Interpretation . . . . . . . . . . . . . . . . .

                            Part 2
                         THE FACILITY

     2.   The Facility . . . . . . . . . . . . . . . . . .
     3.   Purpose. . . . . . . . . . . . . . . . . . . . .
     4.   Conditions Precedent . . . . . . . . . . . . . .
     5.   Nature of Banks' Obligations . . . . . . . . . .
     6.   Additional Borrowers and Nature of Borrowers'  .
           Obligations . . . . . . . . . . . . . . . . . .

                            Part 3
                  UTILISATION OF THE FACILITY

     7.   Utilisation of the Facility. . . . . . . . . . .

                            Part 4
                           INTEREST

     8.   Interest . . . . . . . . . . . . . . . . . . . .
     9.   Market Disruption and Alternative Interest Rates

                            Part 5
            REPAYMENT, PREPAYMENT AND CANCELLATION

     10.  Repayment and Prepayment . . . . . . . . . . . .
     11.  Cancellation . . . . . . . . . . . . . . . . . .
     12.  [Intentionally Deleted]. . . . . . . . . . . . .

                            Part 6
                   CHANGES IN CIRCUMSTANCES

     13.  Taxes. . . . . . . . . . . . . . . . . . . . . .
     14.  Tax Receipts . . . . . . . . . . . . . . . . . .
     15.  Increased Costs. . . . . . . . . . . . . . . . .
     16.  Illegality and Mitigation. . . . . . . . . . . .

                            Part 7
       REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT

     17.  Representations. . . . . . . . . . . . . . . . .
     18.  Financial Information. . . . . . . . . . . . . .
     19.  Financial Condition. . . . . . . . . . . . . . .
     20.  Covenants. . . . . . . . . . . . . . . . . . . .
     21.  Events of Default. . . . . . . . . . . . . . . .

                            Part 8
                           GUARANTEE

     22.  Guarantee. . . . . . . . . . . . . . . . . . . .
     23.  Preservation of Rights . . . . . . . . . . . . .

                            Part 9
                DEFAULT INTEREST AND INDEMNITY

     24.  Default Interest and Indemnity . . . . . . . . .

                            Part 10
                           PAYMENTS

     25.  Currency of Account and Payment. . . . . . . . .
     26.  Payments . . . . . . . . . . . . . . . . . . . .
     27.  Set-Off. . . . . . . . . . . . . . . . . . . . .
     28.  Redistribution of Payments . . . . . . . . . . .

                            Part 11
                   FEES, COSTS AND EXPENSES

     29.  Fees . . . . . . . . . . . . . . . . . . . . . .
     30.  Costs and Expenses . . . . . . . . . . . . . . .

                            Part 12
                       AGENCY PROVISIONS

     31.  The Agent and the Banks. . . . . . . . . . . . .
     32.  Further Agency Provisions/Syndicate Meetings . .

                            Part 13
                   ASSIGNMENTS AND TRANSFERS

     33.  Benefit of Agreement . . . . . . . . . . . . . .
     34.  Assignments and Transfers by the Obligors. . . .


     35.  Assignments and Transfers by Banks . . . . . . .
     36.  Disclosure of Information. . . . . . . . . . . .

                            Part 14
                         MISCELLANEOUS

     37.  Calculations and Evidence of Debt. . . . . . . .
     38.  Remedies and Waivers . . . . . . . . . . . . . .
     39.  Partial Invalidity . . . . . . . . . . . . . . .
     40.  Notices. . . . . . . . . . . . . . . . . . . . .

                            Part 15
                     LAW AND JURISDICTION

     41.  Law. . . . . . . . . . . . . . . . . . . . . . .
     42.  Jurisdiction . . . . . . . . . . . . . . . . . .
     43.  Counterparts . . . . . . . . . . . . . . . . . .


THE FIRST SCHEDULE
The Original Borrowers . . . . . . . . . . . . . . . . . .

THE SECOND SCHEDULE
The Banks. . . . . . . . . . . . . . . . . . . . . . . . .

THE THIRD SCHEDULE
Form of Transfer Certificate . . . . . . . . . . . . . . .

THE FOURTH SCHEDULE
Condition Precedent Documents. . . . . . . . . . . . . . .

THE FIFTH SCHEDULE
Notice of Drawdown . . . . . . . . . . . . . . . . . . . .

THE SIXTH SCHEDULE
Associated Costs Rate. . . . . . . . . . . . . . . . . . .

THE SEVENTH SCHEDULE . . . . . . . . . . . . . . . . . . .

THE EIGHTH SCHEDULE
Form of Supplemental Agreement for Additional Borrowers. .

THIS AGREEMENT, made between the original parties thereto on 30 September 1993, is amended and restated this 13th day of April 1995 with the intention that such amendment and restatement shall take effect on and from the Effective Date (as hereinafter defined)

BETWEEN

(1)  PERKINS LIMITED (the "Principal Borrower");

(2)  THE BORROWERS named in the First Schedule (the "Original Borrowers");

(3)  PERKINS GROUP LIMITED (the "Covenantor");

(4)  LLOYDS BANK PLC, Capital Markets Group (the "Agent"); and

(5)  THE FINANCIAL INSTITUTIONS named in the Second Schedule (the "Banks").


NOW IT IS HEREBY AGREED  as follows:

                            Part 1

                        INTERPRETATION

1.   Interpretation

1.1  In this Agreement and subject to Clause 43 hereof:

"Additional Borrower" means any subsidiary of the Covenantor which becomes a Borrower pursuant to Clause 6.1 and the execution of a Supplemental Agreement;

"Adjustment Amount" shall have the meaning given to it at Clause 19.2;

"Advance" means, save as otherwise provided herein, an advance made or to be made by the Banks hereunder;

"Approved Insurer" means NCM Credit Insurance Limited, Trade Indemnity PLC or such other insurer as the Principal Borrower shall select and the Banks approve (such approval not to be unreasonably withheld or delayed);

"Associated Costs Rate" means, in relation to any Advance or unpaid sum, the rate determined in accordance with the Sixth Schedule;

"Available Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, its Commitment at such time less the aggregate of its portions of the Advances which are then outstanding and not due for repayment, adjusted so as to take into account any reduction in any Commitment pursuant to the terms hereof, Provided that such amount shall not be less than zero;

"Available Facility" means, at any time, the aggregate amount of the Available Commitments at such time;

"Bilateral Facility Agreement" means an agreement made by way of a letter dated 30 September 1993 from the Bilateral Lender to the Covenantor as amended, varied, supplemented or novated from time to time;

"Bilateral Lender" means Lloyds Bank Plc in its capacity as a lender to the Group pursuant to the terms of the Bilateral Facility Agreement;

"Borrowers" means the Principal Borrower, the Original Borrowers and any Additional Borrower and "Borrower" means any of them;

"Borrowing Base Amount" means at any time the aggregate of the amounts equal to 80% of the Eligible Receivables Amount and 45% of the Eligible Inventory Amount, each as set out in the most recent Borrowing Base Certificate;

"Borrowing Base Certificate" means a certificate delivered by the Covenantor to the Agent in accordance with the provisions of Clause 18.3;

"Commitment" means, in relation to a Bank and save as otherwise provided herein, the amount set opposite its name in the First Schedule as reduced from time to time in accordance with the terms hereof;

"Consolidated Published Net Worth" shall have the meaning given to it in Clause 19.2

"Credit Insurance" means at any time a policy of insurance cover (including any such policy of insurance cover which takes the form of a guarantee) issued by an Approved Insurer in respect of any Receivables, the currency, amount and terms of such insurance cover being acceptable to the Banks in all respects;

"Effective Date" means the date on or before 30 April 1995 (or such other date as the Principal Borrower and the Banks shall agree in writing) on which each party has executed this Agreement and the Agent has received all the documents listed in the Fourth Schedule, each in form and substance satisfactory to it;

"Eligible Inventory" shall mean, as at any date, all Inventory:

(a) that is owned by (and in the possession or under the control of) any Obligor as at such date;

(b) that is located within the United Kingdom;

(c) that is new and unused, or is re-manufactured, and is otherwise in good condition;

(d) that meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such Inventory, its use or sale;

(e) that is either currently usable or currently saleable in the normal course of such Obligor's business; and

(f) that is not subject to any encumbrance (other than an encumbrance referred to at paragraph (iv) of the definition of Permitted Encumbrance);

"Eligible Inventory Amount" means the aggregate value (determined at the lower of cost price or market value in accordance with accounting principles generally accepted in the United Kingdom, save that cost price shall be determined on a first-in-first-out basis) of all Eligible Inventory for any period for which a Borrowing Base Certificate is delivered and as set out in such Borrowing Base Certificate;

"Eligible Letter of Credit" means an irrevocable letter of credit or bank guarantee issued or confirmed by a bank or financial institution which (i) is and remains an institution from whom the Bank of England will purchase accepted bills as set out in any notice published for that purpose by the Bank of England from time to time or (ii) is and remains a branch or representative office of an institution referred to in (i) and such branch or representative office is situated in an OECD country or (iii) has been granted and retains a credit rating of AA (or higher) by Standard & Poor's Ratings Group or (iv) is a Bank as at the date hereof;

"Eligible Receivables" shall mean, as at any date, all Receivables at such date payable to any Obligor other than the following (determined without duplication):

(a)  any Receivable:

       (i) that at the date of issuance of the invoice therefor, was payable more than 180 days after the original due date of the original invoice therefor; or

      (ii) where the original due date of the original invoice therefor has been extended for more than 90 days; or

     (iii) where, notwithstanding paragraphs (i) and (ii), such Receivable is, in any event, payable more than 270 days after the original due date of the original invoice therefor; or

      (iv) where, notwithstanding paragraphs (i), (ii) and (iii), such Receivable was not covered by Credit Insurance at the date of issuance of the invoice therefor and is payable more than 120 days after the due date of the original invoice therefor;

(b) any Receivable payable to such Obligor by any other member of the Varity Group;

(c) any claim on a third party funded by an Approved Insurer;

(d) any Receivable payable by any account debtor (i) that has taken an action, or has become the subject of any proceeding, case or order for relief or
    (ii) that does not have a satisfactory credit standing (in the reasonable determination of an Instructing Group and specified in a notice from the Agent to the Principal Borrower);

(e) all Receivables payable by any account debtor if more than 25% of the aggregate amount of the Receivables payable by such account debtor remain unpaid more than 180 days after the original due date of the original invoice therefor;

(f) any Receivable representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase or return arrangement;

(g) any Receivable that is subject to any encumbrance (other than an encumbrance referred to at paragraph (iv) of the definition of Permitted Encumbrance); and

(h) any Receivable which is the subject of any invoice discounting, factoring or receivables purchase arrangement or any other arrangement whatsoever which results in any part of the legal or beneficial title to such Receivable vesting in a person other than an Obligor,

Provided that no Receivable shall be excluded from the definition of "Eligible Receivables" by virtue of:

(1) any of the foregoing paragraphs (a), (d)(ii) or (e) to the extent that (A) such Receivable is supported by an Eligible Letter of Credit or (B) the customer from whom such Receivable is due is a ministry, office or department of Her Majesty's government; or

(2) any of the foregoing paragraphs (a), (d) or (e) to the extent that such Receivable is the subject of Credit Insurance;

"Eligible Receivable Amount" means the aggregate amount of Eligible Receivables for any period for which a Borrowing Base Certificate is delivered and as set out in such Borrowing Base Certificate;

"Eligible Receivable Company" means at any time, a company which is a member of the Group and which (i) is incorporated in England and Wales and (ii) generates Eligible Receivables either on its own behalf or on behalf of any other member of the Group or, any such company which generates Receivables which would be Eligible Receivables but for the fact that, at the time such Receivables are generated, such company is not an Obligor;

"Event of Default" means any of those events specified in Clause 21.1;

"Facility" means the sterling revolving credit facility granted to the Borrowers in this Agreement;

"Facility Documents" means this Agreement, the Varity Guarantee, the Subordination Agreement, any Supplemental Agreement and any other agreement, deed, notice or certificate entered into or given by an Obligor pursuant to the terms hereof or thereof or otherwise in connection herewith or therewith;

"Facility Office" means, in relation to the Agent or any Bank, the office in the United Kingdom identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office in the United Kingdom as it may from time to time select;

"Final Maturity Date" means 30 September, 1998;

"Financial Indebtedness" shall have the meaning given to it at Clause 19.2;

"Financial Indebtedness Amount" means at any time, and subject always to Clause 19.2(vii), an amount equal to the aggregate Financial Indebtedness of the Group as set out in the most recent Borrowing Base Certificate Provided Always that, for the purposes of this definition only, "Financial Indebtedness" in this context shall not include any indebtedness incurred by a member of the Group incorporated outside England or Wales unless such indebtedness is guaranteed by a member of the Group which is incorporated within England and Wales;

"GPAT" has the meaning given to it at Clause 19.2;

"Group" means the Covenantor and its subsidiaries for the time being other than Varity GmbH and its wholly owned subsidiaries as at the date hereof;

"Guarantees" means the Varity Guarantee and the guarantees granted hereunder by each of the Guarantors;

"Guarantors" means the Covenantor and each of the Borrowers in their capacity as guarantors pursuant to Part 8 of this Agreement (but, for the avoidance of doubt and unless otherwise stated, does not include the Principal Guarantor);

"Interest Service Costs" shall have the meaning given to it at Clause 19.2;

"Instructing Group" means:

  (i) whilst no Advances are outstanding hereunder, a Bank or group of Banks whose Commitments amount (or, if each Bank's Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to more than fifty per cent. of the Total Commitments; or

 (ii) whilst at least one Advance is outstanding hereunder, a Bank or group of Banks to whom in aggregate more than fifty per cent of the Loan is owed;

"Inventory" shall mean readily marketable materials, including raw materials, stocks and spares and work-in-progress (but excluding factory supplies), of a type manufactured, finished or consumed by an Obligor in the ordinary course of its business as presently conducted;

"LIBOR" means, in relation to any Advance or unpaid sum, the rate per annum determined by the Agent to be equal to the arithmetic mean (rounded upwards, if not already so rounded, to the nearest four decimal places) of the rates (as notified to the Agent) at which each of the Reference Banks was offering to prime banks in the London Interbank Market deposits in sterling and for the specified period at or about 11.00 a.m. on the Quotation Date for such period and, for the purposes of this definition, "specified period" means the Term of such Advance or, as the case may be, the period in respect of which LIBOR falls to be determined in relation to such unpaid sum;

"Loan" means the aggregate principal amount for the time being outstanding hereunder;

"Margin" means 0.5 per cent. per annum Provided Always that the margin will increase or decrease in accordance with the following matrix with effect from the fifth day after receipt of notification by the Agent from the Guarantor pursuant to Clause 9(iv) of the Varity Guarantee that the rating issued by Standard and Poor's Ratings Group in respect of the Principal Guarantor has been altered:

Standard and Poor's Ratings          Margin

A+ and higher                        0.35 per cent.
A                                    0.40 per cent.
A-                                   0.45 per cent.
BBB+                                 0.50 per cent.
BBB                                  0.55 per cent.
BBB-                                 0.60 per cent.
BB+                                  0.70 per cent.

and thereafter without limit an increase of 0.10 per cent. per annum for each subsequent decrement in rating;

"Material Subsidiary" means a subsidiary of the Covenantor incorporated in England and Wales (i) the book value of whose total gross assets is 5 per cent. or more of the consolidated book value of the total gross assets of the Group or
(ii) the profits of which exceeds 5 per cent. of the profits of the Group as a whole or (iii) the turnover of which exceeds 5 per cent. of the turnover of the Group; Provided Always that the subsidiary of the Covenantor which is to be established as a vehicle for the joint venture between Perkins Group Limited and Ishikawajima Shibaura Machinery Co., Ltd., shall not, for the purposes of this Agreement, be a Material Subsidiary;

"Minimum Amount" shall have the meaning given to it at Clause 19.2;

"New Advance" has the meaning given to it at Clause 10.1;

"Notice of Drawdown" means a notice substantially in the form set out in the Fifth Schedule;

"Obligors" means the Borrowers, the Covenantor and the Guarantors save in the case of Clauses 21, 31 and the Fourth Schedule only where "Obligors" shall mean the Borrowers, the Covenantor, the Guarantors and the Principal Guarantor;

"Original Financial Statements" means:

  (i) in relation to each Borrower, its audited financial statements for its financial year ended 31 January, 1994; and

 (ii)     in relation to the Covenantor:

          (a) its audited financial statements for its financial year ended 31 January, 1994; and

          (b) its pro forma consolidated financial statements for its financial year ended 31 January, 1993 reviewed by KPMG Peat Marwick McLintock;

"PBIT" shall have the meaning given to it at Clause 19.2;

"Permitted Encumbrance" means

  (i) any security interest created with the prior written consent of an Instructing Group;

 (ii) any security interest existing at the date hereof and granted by any Obligor or Material Subsidiary in respect of the Group's, or any member of the Group's, obligations under:

          (a) a 1,600,000 Singapore dollar term loan facility and 100,000 Singapore dollar overdraft facility granted by Development Bank of Singapore to Perkins Engines (Far East) Pte. Ltd.; and

          (b) a 300,000 Danish kroner overdraft facility granted by Den Danske Bank to A/S Perkins Engines Denmark;

(iii) any liens arising by operation of law and in the ordinary course of business and securing obligations not more than thirty days old; and

 (iv) any rights by way of reservation or retention of title which are required by the supplier of any property to any member of the Group in the normal course of such supplier's business;

  (v) in the case of (a) any asset acquired by any member of the Group after the date hereof or (b) any asset owned by any company which is acquired by any member of the Group after the date hereof, any encumbrance subsisting over such asset at the date of acquisition on condition that the principal amount secured by any such encumbrance (being, in the case of a fluctuating bank facility, the maximum available amount of such facility at the date of such acquisition) shall not be increased beyond the amount secured thereby at the date of such acquisition or the date such company becomes a member of the Group (other than by reason solely of any currency fluctuations);

 (vi) any encumbrances over any asset acquired by any member of the Group, as security only for Financial Indebtedness not prohibited pursuant to the terms of this Agreement which is incurred solely to finance, all or part of the cost of the acquisition, development, redevelopment, modification or improvement of that asset;

(vii) encumbrances arising out of judgments or awards of courts or arbitral tribunals which are being contested in good faith and with respect to which an appeal or proceedings for review has been instituted and encumbrances in respect of the costs of court proceedings any damages which may be incurred by any party thereto; and

(viii) any encumbrance securing indebtedness incurred to refinance other indebtedness permitted to be secured by any encumbrances permitted under paragraphs (i) to (vii) above provided that the replacement encumbrance does not cover any assets other than the original assets subject to the original encumbrance and that the aggregate principal amount secured thereby is not increased;

Provided Always that in respect of the encumbrances referred to in paragraphs
(v), (vi), (vii) and (viii) above, the amount secured thereby shall not at any time exceed an amount equal to 15% of the Consolidated Published Net Worth and the relevant encumbrance shall be fully and unconditionally discharged within six months from the date of its creation (or if arising as a result of any acquisition, six months from the date of the acquisition) Provided Always that such time period of six months may (with the prior written consent of the Banks (not to be unreasonably withheld)) be extended by a further period of up to six months;

"Permitted Disposal" means:

(a) a disposal of any asset which is made at arm's length and for a fair market value where the proceeds of such disposal are within six months used to purchase equivalent assets;

(b) a disposal from one Obligor to any other Obligor or a disposal from a non-Obligor to any other member of the Group; and

(c) a disposal of cash or any marketable securities which are held for the purposes of investment only;

"Potential Event of Default" means any event which would be reasonably likely to become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default;

"Principal Guarantor" means Varity Corporation;

"Proportion" means, in relation to a Bank:

  (i) whilst no Advances are outstanding hereunder, the proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero); or

 (ii) whilst at least one Advance is outstanding hereunder, the proportion borne by its share of the Loan to the Loan;

"Published Net Worth" of any company means at any time the aggregate of the amounts paid up or credited as paid up on the issued share capital of that company and the aggregate amount of capital and reserves of that company including but not limited to:

(a)  any amount credited to the share premium account;

(b)  any capital redemption reserve;

(c) any balance standing to the credit of the profit and loss account of that company; and

(d) any amounts shown in respect of goodwill or other intangible assets of that company; but deducting (insofar as not already taken into account):

(e)  any debit balance on the profit and loss account of that company;

(f) any amounts in respect of loans made by that company to any other person after 31 January, 1993 other than those disclosed to the Agent on or prior to the date hereof;

(g) any deferred taxation not provided for which should have been provided for under accounting principles generally accepted in the United Kingdom;

(h)  any bad debts not provided for;

(i)  any minority interests; and

(j) any amounts arising from a revaluation of assets made at any time after 31 January, 1993, other than a revaluation made by an independent third party valuer,

     (no amount to be included or excluded more than once) all as determined from the most recent financial statements of that company and making such adjustments in respect of (a) to (j) above as may be appropriate;

(k) in respect of any variation in the amount of any paid up share capital or reserves after the date of such financial statements; and

(l) in respect of any distribution declared, recommended or made by that company out of profits earned up to and including the date of such financial statements;

"Qualifying Bank" means a bank which is recognised by the Inland Revenue as a bank carrying a bona fide banking business in the United Kingdom for the purposes of sections 78 and 349 of the Income and Corporation Taxes Act 1988 and which takes all interest or acceptance commission received by it under this Agreement into account as a trading receipt of such business;

"Quotation Date" means, in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in sterling for delivery on the first day of that period Provided that, if for any such period quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates;

"Receivable" shall mean, at any date, the unpaid portion of the obligation, as stated on the respective invoice, of a customer of any member of the Group in respect of Inventory and services sold and shipped or provided by such member of the Group to such customer, net of any credits, rebates or offsets owed to such customer (and for purposes hereof, a credit or rebate paid by cheque or draft of a member of the Group shall be deemed to be outstanding until such cheque or draft shall have been debited to the account of such member of the Group on which such cheque or draft was drawn);

"Reference Banks" means the principal London offices of Lloyds Bank Plc, The Governor and Company of the Bank of Scotland and Berliner Handels-und Frankfurter Bank or such other bank or banks as may from time to time be agreed between the Principal Borrower and an Instructing Group;

"Repayment Date" means, in relation to any Advance, the last day of the Term thereof;

"Specified Date" means, in respect of any Borrowing Base Certificate, the last day of the Varity Calendar month in respect of which the information set out in such Borrowing Base Certificate relates;

"Subordination Agreement" means a subordination agreement made on the date of this Agreement between, inter alia, the Obligors, the Bilateral Lender and the Agent;

"Supplemental Agreement" means an agreement substantially in the form of that set out in the Eighth Schedule;

"Tax" means any tax, levy, impost, duty or other charge of a similar nature imposed in the United Kingdom or in the United States of America (including, without limitation, those imposed by state or federal authority) (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

"Tax Change" means, in relation to the tax position of any party to this Agreement, the introduction of, suspension, withdrawal or cancellation of, or change in, or change in the official interpretation, administration or application of, any law or regulation having the force of the law or any practice or concession of any relevant taxing or fiscal authority in any jurisdiction with which the party has a connection, occurring after the date of this Agreement or the amendment, withdrawal, suspension, cancellation or termination of any applicable tax treaty with respect to that party occurring after the date of this Agreement;

"Term" means, save as otherwise provided herein, in relation to any Advance, the period for which such Advance is borrowed as specified in the Notice of Drawdown relating thereto;

"Total Commitments" means the aggregate for the time being of the Banks' Commitments;

"Transfer Certificate" means a certificate substantially in the form set out in the Third Schedule signed by a Bank and a Transferee whereby:

  (i) such Bank seeks to procure the transfer to such Transferee of all of such Bank's rights and obligations hereunder upon and subject to the terms and conditions set out in Clause 35; and

 (ii) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as is contemplated in Clause 35.3;

"Transfer Date" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in the schedule to such Transfer Certificate;

"Transferee" means a bank or other financial institution to which a Bank seeks to transfer all or part of such Bank's rights and obligations hereunder;

"Varity Calendar" means, in relation to any financial year of the Principal Guarantor, the card headed "Varity Calendar Fiscal" (followed by the year in which that financial year ends) produced by the Principal Guarantor and showing the four quarters and twelve "monthly" reporting periods into which that financial year is divided by the Principal Guarantor for accounting purposes;

"Varity Guarantee" means the guarantee dated 30 September 1993 (as amended, varied, supplemented, novated or restated from time to time) and given by the Principal Guarantor in favour of the Agent and the Banks;

"Varity Europe" means Varity Europe Limited; and

"Varity Group" means Varity Corporation and its subsidiaries and subsidiary undertakings (as that latter term is defined in s258 of the Companies Act 1985) for the time being.

1.2  Any reference in this Agreement to:

the "Agent" or any "Bank" shall be construed so as to include its and any subsequent successors, Transferees and permitted assigns in accordance with their respective interests;

a "business day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in London;

a "Clause" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

"control" shall be construed as a reference to control within the meaning of
Section 840 of the Income and Corporation Taxes Act 1988;

an "encumbrance" shall be construed as a reference to a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person or any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect except rights of combination or consolidation of accounts or set off held by banks or financial institutions in relation to bank accounts placed at such bank or financial institution;

"financial quarter" means a period of about 3 months ending on (or within 7 days before or after) the last day of January, April, July or October, the precise duration of any quarter to be determined in accordance with the Varity Calendar for the financial year during which such quarter falls;

a "financial year" is to be a financial period for which statutory accounts are made up, whether or not a full year;

a "holding company" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

"indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding business day Provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month (and references to "months" shall be construed accordingly);

a "Part" shall, subject to any contrary indication, be construed as a reference to a part hereof;

a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

"sterling amount" shall be construed as (i) in relation to an amount denominated in sterling, the amount thereof; and (ii) in relation to an amount denominated in any other currency the sterling equivalent of such amount;

"sterling equivalent" means on a given date and in relation to an amount denominated in any one currency (the "foreign currency") the amount of sterling which could be purchased with such amount of foreign currency at the spot rate of exchange quoted by the Agent at or about 10.00 am on such date for the purchase of sterling with the foreign currency for delivery two business days thereafter;

a "Schedule" shall, subject to any contrary indication, be construed as a reference to a schedule hereto;

"subsidiary" of a person means any other person which is a "subsidiary" of such person as defined in Section 736 of the Companies Act 1985;

"VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

a "wholly-owned subsidiary" of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company's or corporation's wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3 "(Pounds)" and "sterling" denote lawful currency of the United Kingdom and "$" and "dollars" denote lawful currency of the United States of America.

1.4  Save where the contrary is indicated, any reference in this Agreement to:

          (i) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

          (ii) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted;

          (iii)a time of day shall be construed as a reference to London time;
               and

          (iv) "this Agreement", "hereunder" or "the date hereof" shall be construed as being a reference to this amended and restated agreement and the date upon which this amended and restated agreement is executed.

1.5  Clause, Part and Schedule headings are for ease of reference only.

                            Part 2

                         THE FACILITY

2.   The Facility

     The Banks grant to the Borrowers, upon the terms and subject to the conditions hereof, a sterling revolving credit facility in an initial aggregate amount of (Pounds)50,000,000.

3.   Purpose

3.1 The Facility is intended for general corporate purposes of each of the Borrowers in respect of its business existing at the date hereof including, without limitation, in the case of the Principal Borrower the making of an inter-company loan to Varity Europe and accordingly, each Borrower shall apply all amounts raised by it hereunder in or towards satisfaction of such purposes but not in such manner as may contravene the provisions of Section 151 of the Companies Act 1985 or any equivalent legislative provision in any other jurisdiction.

3.2 Without prejudice to the obligations of the Borrowers under Clause 3.1, neither the Agent nor the Banks nor any of them shall be obliged to concern themselves with the application of amounts raised by the Borrowers hereunder.

4.   Conditions Precedent

Save as the Banks may otherwise agree, no Borrower may deliver any Notice of Drawdown hereunder unless the Agent has confirmed to the Principal Borrower and the Banks that it has received all of the documents listed in the Fourth Schedule and that each is, in form and substance, satisfactory to the Agent.

5.   Nature of Banks' Obligations

5.1  The obligations of each Bank hereunder are several.

5.2 The failure by a Bank to perform its obligations hereunder shall not affect the obligations of any Obligor towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder.

6.   Additional Borrowers and Nature of Borrowers' Obligations

6.1 Upon the delivery to the Agent of any Supplemental Agreement pursuant to Clause 20.2 and subject to the Agent having confirmed to the Material Subsidiary or Eligible Receivable Company party to such Supplemental Agreement that it has received, in form and substance satisfactory to it, all the conditions precedent specified therein this Agreement shall thenceforth be read and construed as if each Material Subsidiary or Eligible Receivable Company which is party to such Supplemental Agreement were a party hereto having all the rights and obligations of a Borrower and all references in any Facility Document to "Borrowers", and "Additional Borrowers" shall be treated as including a reference to any such Material Subsidiary or Eligible Receivable Company which has become a party hereto in the manner contemplated above. For avoidance of doubt any Material Subsidiary or Eligible Receivable Company which becomes a Borrower under this Agreement pursuant to this Clause 6.1 shall, in accordance with the definition of Guarantor at Clause 1.1, and the provisions of Clause 22, also become a Guarantor hereunder.

6.2  The obligations of the Borrowers hereunder are joint and several.

                            Part 3

                  UTILISATION OF THE FACILITY

7.   Utilisation of the Facility

7.1 Save as otherwise provided herein, an Advance will be made by the Banks to a Borrower if:

       (i) not more than ten but in any event no later than 10.30 a.m. one business day before the proposed date for the making of such Advance, the Agent has received from that Borrower a Notice of Drawdown therefor, receipt of which shall oblige such Borrower to borrow the amount therein requested on the date therein stated upon the terms and subject to the conditions contained herein;

      (ii) the proposed date for the making of such Advance is a business day falling one month or more before the Final Maturity Date;

     (iii) the proposed date for the making of such Advance is not less than five business days after the date upon which the previous Advance (if any) was made hereunder;

      (iv) the proposed amount of such Advance is (a) an amount or integral multiple of (Pounds)1,000,000 which is less than the amount of the Available Facility or (b) equal to the amount of the Available Facility;

       (v) the proposed amount and Term of such Advance will not result in the Loan exceeding the Total Commitments at any time during the Term of any Advance;

      (vi) the proposed Term of such Advance is a period of one, two or three months (or such other period as the Agent (upon the instructions of an Instructing Group) and the Principal Borrower may agree) ending on or before the Final Maturity Date;

     (vii) the making of the proposed Advance will not (a) cause the portion of the Loan borrowed by the Principal Borrower to exceed the Consolidated Published Net Worth or (b) cause the portion of the Loan borrowed by any other Borrower to exceed that Borrower's Published Net Worth as set out in the relevant Original Financial Statements or in the financial statements delivered pursuant to Clause 18.1, whichever are the most recent and in either case as such Consolidated Published Net Worth or such Published Net Worth may be adjusted by the Principal Borrower, in consultation with the Agent acting on the instructions of an Instructing Group, to take account of any changes in circumstances which occur after the date of such financial statements;

    (viii) the making of the proposed Advance will not result in, at any time, more than ten Advances being outstanding hereunder;

      (ix) the making of the proposed Advance will not result in the Financial Indebtedness Amount exceeding the Borrowing Base Amount;

       (x)     neither of the events mentioned in Clause 9 shall have occurred;
               and

      (xi)     either:

               (a) no Event of Default or, where the amount of the New Advance is more than the amount of the Old Advance (as defined in Clause 10.1), no Potential Event of Default, has occurred and is continuing; and

               (b) the representations set out in Clause 17.1 (except paragraphs (ii), (iii) and (vii)) are true on and as of the proposed date for the making of such Advance,

               or each of the Banks agrees (notwithstanding any matter mentioned at (a) or (b) above) to participate in the making of such Advance.

7.2 Each Bank will participate through its Facility Office in each Advance made pursuant to Clause 7.1 in the proportion borne by its Available Commitment to the Available Facility immediately prior to the making of that Advance.

7.3 If a Bank's Commitment is reduced in accordance with the terms hereof after the Agent has received the Notice of Drawdown for an Advance, then the amount of that Advance shall be reduced accordingly.

7.4 The Agent shall, no later than 3.00 p.m. one business day before the proposed date for the making of any Advance, notify each Bank by telex or facsimile of its Proportion of the aggregate principal amount of the Advance and the Term thereof (or, in the case of the application of Clause 10.1(c), its Proportion of the amount by which the New Advance exceeds the Old Advance (as those terms are defined in Clause 10.1)).

                            Part 4

                           INTEREST

8.   Interest

8.1 On the Repayment Date relating to each Advance the Borrowers shall pay accrued interest on that Advance Provided Always that if, pursuant to Clause 7.1(vi), the Agent and Principal Borrower agree that in respect of any Advance the Term thereof may extend beyond a period of three months, the Borrowers shall pay accrued interest on that Advance on the last day of every three month period during which such Advance is outstanding and on the Repayment Date thereof.

8.2 The rate of interest applicable to an Advance from time to time during its Term shall be the rate per annum which is the sum of the Margin, the Associated Costs Rate in respect thereof at such time and LIBOR on the Quotation Date therefor.

9.   Market Disruption and Alternative Interest Rates

If, in relation to any Advance:

  (i) the Agent determines that at or about 11.00 a.m. on the Quotation Date for the Term in respect of such Advance none or only one of the Reference Banks was offering to prime banks in the London Interbank Market deposits in sterling for the proposed duration of such Term; or

 (ii) before 1.00pm in London on the Quotation Date for such Term the Agent has been notified by a Bank or each of a group of Banks to whom in aggregate fifty per cent. or more of the Loan is (or, if an Advance were then made, would be) owed that the rate at which such deposits were being so offered does not accurately reflect the cost to it of obtaining such deposits, then, notwithstanding the provisions of Clause 7 and 8:

          (a)  the Agent shall notify the other parties hereto of such event;

          (b) such Advance shall be made but the Term of such Advance shall be one month and the rate of interest applicable to each Bank's portion of such Advance shall be the sum from time to time of the Margin, the Associated Costs Rate in respect thereof at such time and the rate per annum notified to the Agent by such Bank to be that which expresses as a percentage rate per annum the cost to such Bank of funding from whatever sources it may reasonably select such Advance for such Term; and

          (c) if the Agent so requires, within five days of such notification the Agent and the Principal Borrower shall enter into negotiations with a view to agreeing a substitute basis for determining the rates of interest which may be applicable to Advances in the future and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto Provided that the Agent may not agree any such substitute basis without the prior consent of each Bank.

                            Part 5

            REPAYMENT, PREPAYMENT AND CANCELLATION

10.  Repayment and Prepayment

10.1 Each Borrower shall repay each Advance made to it in full on the Repayment Date relating thereto (each such obligation being hereafter referred to as an "obligation to repay"), Provided Always that if:

       (i) no later than 10.30 a.m. one business day before such Repayment Date, the Agent has received a Notice of Drawdown in accordance with Clause 7.1(i); and

      (ii)     paragraphs (ii) to (xi) of Clause 7.1 have been complied with,

THEN

     (a) if the amount of the Advance requested in the Notice of Drawdown (the "New Advance") is equal to the amount of the Advance(s) to be repaid on such Repayment Date (the "Old Advance") there shall be no transmission of funds and each Borrower and each Bank shall be deemed to have fulfilled (i) its obligations to repay (in the case of each Borrower) and (ii) its obligations under Clauses 7.2 and 26.1 (in the case of each Bank);

     (b) if the amount of the New Advance is less than the amount of the Old Advance, each Bank shall be deemed to have fulfilled its obligations under Clauses 7.2 and 26.1, and each Borrower shall be deemed to have fulfilled its obligations to repay to the extent of the amount of the New Advance, but shall repay an amount equal to the amount by which the Old Advance exceeds the New Advance; and

     (c) if the amount of the New Advance is more than the amount of the Old Advance, each Borrower shall be deemed to have fulfilled its obligations to repay and each Bank shall be deemed to have fulfilled its obligations under Clauses 7.2 and 26.1 to the extent of the amount of the Old Advance, but shall pay an amount equal to its Proportion of the amount by which the New Advance exceeds the Old Advance.

10.2 The Borrowers shall not repay or prepay all or any part of any Advance outstanding hereunder except at the times and in the manner expressly provided herein but, subject to the terms and conditions hereof, shall be entitled to reborrow any amount so repaid or prepaid.

10.3 If at any time it is unlawful for any Obligor or the Principal Guarantor to fulfil any of its obligations hereunder or under any of the Facility Documents to which it is a party or remain a party hereto or thereto, then the Principal Borrower shall promptly notify the Agent and the Agent shall, on behalf of the Banks, negotiate with the Principal Borrower or the Principal Guarantor, as the case may be, to mitigate the effects of such illegality. If, on the earlier of the date being the latest date permitted by the relevant law, or thirty days after notification as aforesaid to the Agent, no resolution has been reached as to how such mitigation may be achieved and the Agent notifies the Principal Borrower of the same, each Borrower shall immediately prepay all amounts outstanding hereunder

10.4 If, at any time, the Financial Indebtedness Amount exceeds (or, it is anticipated by the Principal Borrower that, upon delivery of the next succeeding Borrowing Base Certificate, it will exceed) the Borrowing Base Amount at such time, the Principal Borrower shall, or shall procure that any other member of the Group shall, immediately (but in any event within 3 business days of becoming aware of such excess) prepay such amount of its Financial Indebtedness, as will result in the Financial Indebtedness Amount being equal to or less than the Borrowing Base Amount. For the purposes of determining compliance with this Clause 10.4 the Financial Indebtedness Amount shall, after any prepayment made pursuant to this Clause 10.4, be adjusted so as to take into account such prepayment.

11.  Cancellation

11.1 The Principal Borrower may, by giving to the Agent not less than thirty days' prior notice to that effect, cancel the whole or any part (being an amount or integral multiple of (Pounds)1,000,000) of the Total Commitments Provided always that such cancellation shall not cause the Loan to exceed the Total Commitments. Any such cancellation shall reduce the Commitment of each Bank rateably.

11.2 Any notice of cancellation given by the Principal Borrower pursuant to Clause 11.1 shall be irrevocable and shall specify the date upon which such cancellation is to be made and the amount of such cancellation.

11.3 If any Bank claims indemnification from any of the Borrowers under Clause
13.2 or Clause 15.1, or either of the events referred to in Clause 9 have occurred the Principal Borrower may, within thirty days thereafter and by not less than seven days' prior notice to the Agent (which notice shall be irrevocable), cancel such Bank's Commitment or, in the case of the occurrence of the events referred to in Clause 9, the Total Commitments, whereupon such Bank shall cease to be obliged to participate in further Advances and its Commitment shall be reduced to zero.

12.  [Intentionally Deleted]

                            Part 6

                   CHANGES IN CIRCUMSTANCES

13.  Taxes

13.1 All payments to be made by any of the Obligors to any person hereunder shall be made free and clear of and without deduction for or on account of Tax unless such Obligor is required to make such a payment subject to the deduction or withholding of Tax, in which case the sum payable by such Obligor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

13.2 Without prejudice to the provisions of Clause 13.1, if any person or the Agent on its behalf is required to make any payment on account of Tax (not being a Tax imposed on the net income of that Bank or any of its branches) or otherwise on or in relation to any sum received or receivable hereunder by such person or the Agent on its behalf (including, without limitation, any sum received or receivable under this Clause 13) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such person or the Agent on its behalf, the Principal Borrower shall, upon demand of the Agent, promptly indemnify such person against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith save for such interest, penalties or expenses as may be incurred solely by reason of the negligence or default of such person.

13.3 A Bank intending to make a claim pursuant to Clause 13.2 shall notify the Agent of the event by reason of which it is entitled to do so, whereupon the Agent shall notify the Principal Borrower thereof Provided that nothing herein shall require such Bank to disclose any confidential information relating to the organisation of its affairs.

13.4 If:

     (a)  at the date of this Agreement a Bank is not a Qualifying Bank; or

     (b)  a Bank ceases to be a Qualifying Bank,

     then no Obligor who is tax resident in the United Kingdom will be liable to pay to the Bank under Clause 13 any amount in respect of Taxes levied or imposed by the United Kingdom or any taxing authority of or in the United Kingdom in excess of the amount it would have been obliged to pay if a Bank had been a Qualifying Bank.

13.5 Each Bank warrants to the Obligor that it is a Qualifying Bank. That warranty will be deemed to be repeated by each Bank on the due date of each payment of interest to the Bank on an Advance made to a Borrower who is a tax resident in the United Kingdom unless that Bank is not able to make it on that date as a result of any Tax Change. If at any time after it becomes a party to this Agreement, a Bank is aware that it is or will become, unable to make that warranty (for whatever reason) it will promptly notify the Principal Borrower.

13.6 (a) If an Obligor makes a payment under Clause 13.2 for the account of a Bank and that Bank has received or been granted a credit against, or relief or remission or repayment of, any Tax paid or payable by it (a "Tax Credit") which, in the opinion of that Bank, is attributable to that payment or the corresponding payment under this Agreement that Bank will, to the extent that it considers it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Obligor concerned such amount as, in the opinion of the Bank, is attributable to such payments and which that Bank considers will leave the Bank (after such payment) in no better or worse position than it would have been if the Obligor concerned had not been required to make any deduction or withholding.

     (b) Nothing in this Clause 13.6 will interfere with the right of a Bank to arrange its tax affairs in whatever manner it thinks fit and without limiting the foregoing a Bank will not be under any obligation to claim a Tax Credit or to claim a Tax Credit in priority to any other claims, relief, credit or deduction available to it. A Bank will not be obliged to disclose any information relating to its tax affairs or any computations in respect thereof to any Obligor or any other person.

14.  Tax Receipts

14.1 If, at any time, any of the Obligors is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Agent.

14.2 If any of the Obligors makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent for each Bank, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

15.  Increased Costs

15.1 If, by reason of (i) any change in law or in its interpretation or administration and/or (ii) compliance with any request from or requirement of any central bank (other than, save in the case of (e) below, the requirements of the Bank of England reflected in the Associated Costs Rate) or other fiscal, monetary or other authority (including, without limitation, a request or requirement which affects the manner in which a Bank or any holding company of such Bank is required to or does maintain capital resources having regard to such Bank's obligations hereunder and to amounts owing to it hereunder):

     (a) a Bank incurs a cost as a result of such Bank's having entered into and/or performing its obligations under this Agreement and/or assuming or maintaining a commitment under this Agreement and/or making one or more advances hereunder not being a cost compensated for by the operation of Clause 13 or which would have been compensated for but for the operation of the other provisions of Clause 13 or a cost arising as a result of a breach by a Bank of any fiscal, monetary or capital adequacy limit imposed on it by law or any relevant regulatory authority;

     (b) a Bank is unable to obtain the rate of return on its overall capital which it would have been able to obtain but for such Bank's having entered into and/or performing its obligations and/or assuming or maintaining a commitment under this Agreement;

     (c) there is any increase in the cost to a Bank of funding or maintaining all or any of the advances comprised in a class of advances formed by or including the advances made or to be made by such Bank hereunder;

     (d) a Bank becomes liable to make any payment on account of Tax or otherwise not being a Tax imposed on the overall net income of a Bank (or any branch of a Bank) on or calculated by reference to the amount of the advances made or to be made by such Bank hereunder and/or to any sum received or receivable by it hereunder; or

     (e) the Associated Costs Rate, as calculated hereunder, does not represent the cost to a Bank of complying with the requirements of the Bank of England in relation to its funding or maintaining of advances hereunder, then the Principal Borrower shall, from time to time on demand of the Agent (such demand having been made within twelve months of the relevant Bank becoming aware of the circumstances giving rise to such costs and the possible results thereof), promptly pay to the Agent for the account of that Bank amounts sufficient to indemnify that Bank against, as the case may be, (1) such cost,
(2) such reduction in such rate of return (or such proportion of such reduction as is, in the opinion of that Bank, attributable to its obligations hereunder),
(3) such increased cost (or such proportion of such increased cost as is, in the opinion of that Bank, attributable to its funding or maintaining advances hereunder), (4) such liability or (5) such portion of such cost as is not represented by the Associated Costs Rate.

15.2 A Bank intending to make a claim pursuant to Clause 15.1 shall notify the Agent of the event by reason of which it is entitled to do so, whereupon the Agent shall notify the Principal Borrower thereof Provided that nothing herein shall require such Bank to disclose any confidential information relating to the organisation of its affairs.

16.  Illegality and Mitigation

16.1 If, at any time, it is unlawful for a Bank to make, fund or allow to remain outstanding all or any of the advances made or to be made by it hereunder, then that Bank shall, promptly after becoming aware of the same, deliver to the Principal Borrower through the Agent a certificate to that effect and:

       (i) such Bank shall not thereafter be obliged to make Advances hereunder and the amount of its Commitment shall be immediately reduced to zero; and

      (ii) if the Agent on behalf of such Bank so requires, the Principal Borrower shall on such date as the Agent shall have specified repay, or procure repayment by the relevant Borrowers of, such Bank's share of any outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank hereunder.

16.2 If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:

       (i) the reduction of its Available Commitment to zero pursuant to Clause 16.1;

      (ii)     the prepayment of its portion of the Loan pursuant to Clause
               16.1;

     (iii) an increase in the amount of any payment to be made to it for its account pursuant to Clause 13.1; or

      (iv)     a claim for indemnification pursuant to Clause 13.2 or 15.1,

then, without in any way limiting, reducing or otherwise qualifying the Borrowers' obligations under any of the Clauses referred to in sub-paragraphs
(i), (ii), (iii) and (iv) above, such Bank shall, promptly upon its Facility Office becoming aware of the same and the possible results thereof, notify the Agent thereof and, in consultation with the Agent and the Principal Borrower, take such steps as the Bank in its bona fide opinion considers appropriate to mitigate the effects of such circumstances including the transfer of its Facility Office to another jurisdiction or the transfer of its rights and obligations hereunder to another financial institution willing to participate in the Facility Provided that such Bank shall be under no obligation to take any such steps if, in the bona fide opinion of such Bank, such steps would or might have an adverse effect upon its business, operations or financial condition.

                            Part 7

       REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT

17.  Representations

17.1 Each of the Obligors represents that subject to any qualification in any legal opinion delivered pursuant to the Fourth Schedule or pursuant to any Supplemental Agreement:

       (i) it is a corporation duly organised under the laws of England and Wales with power to enter into each of the Facility Documents to which it is a party and to exercise its rights and perform its obligations thereunder and all corporate and other action required to authorise its execution of each such Facility Document and its performance of its obligations thereunder has been duly taken;

      (ii) under the laws of its jurisdiction of incorporation in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make hereunder;

     (iii) under the laws of its jurisdiction of incorporation in force at the date hereof, the claims of the Agent and the Banks against such Obligor under each of the Facility Documents to which it is a party will rank at least pari passu with the claims of any unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other laws of general application;

      (iv) in any proceedings taken in its jurisdiction of incorporation in relation to each of the Facility Documents to which it is a party, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;

       (v) all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in each of the Facility Documents to which it is a party and, (b) to ensure that the obligations expressed to be assumed by it in each such Facility Document are legal, valid and binding;

      (vi) under the laws of its jurisdiction of incorporation in force at the date hereof, it is not necessary that any of the Facility Documents be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any registration or similar Tax be paid on or in relation to any such Facility Document; and

     (vii) the obligations expressed to be assumed by it in each of the Facility Documents to which it is expressed to be a party are legal and valid obligations binding on it in accordance with the terms thereof.

17.2 The Covenantor further represents that:

       (i) no Obligor or Material Subsidiary has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any Obligor or Material Subsidiary for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues other than such steps or proceedings which
               (a) have been notified to the Agent prior to making this representation (b) are being contested in good faith or (c) are frivolous or vexatious;

      (ii) no Obligor or Material Subsidiary is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which would be reasonably likely to have a material adverse effect on the business or financial condition of any Obligor or Material Subsidiary;

     (iii) other than as disclosed to the Agent prior to making this representation, no action or administrative proceeding of or before any court or agency which would be reasonably likely to have a material adverse effect on the business or financial condition of any Obligor or Material Subsidiary has been started or to the best of its knowledge threatened;

      (iv) save as disclosed to the Agent prior to the date hereof, the Original Financial Statements of each Borrower and the Covenantor were prepared in accordance with accounting principles generally accepted in the United Kingdom and consistently applied and give (in conjunction with the notes thereto) a true and fair view of the financial condition of each Borrower or, as the case may be, the Group at the date as of which they were prepared and the results of each Borrower's or, as the case may be, the Group's, operations during the financial year then ended;

       (v) save as disclosed to the Agent prior to the date hereof, since publication of the Original Financial Statements of each of the Borrowers and the Covenantor, there has been no material adverse change in the business or financial condition of any of the Borrowers or, as the case may be, any member of the Group;

      (vi) neither any Obligor or Material Subsidiary had, as at the date as of which the Original Financial Statements of the Covenantor or, as the case may be, each

               Borrower were prepared, any material losses or liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against therein nor were there at that date any unrealised or anticipated losses of the Covenantor or, as the case may be, any member of the Group, arising from commitments entered into by it which were not so disclosed or reserved against;

     (vii) all information supplied by any member of the Group to the Agent or the Banks in connection herewith was true, complete and accurate in all material respects as at the date on which it was provided and it is not aware of any material facts or circumstances which would cause such information to be misleading to the Agent or any of the Banks;

    (viii) save as permitted by Clause 20.3(i), no encumbrance exists over all or any of the present or future revenues or assets of any Obligor or Material Subsidiary;

      (ix) the execution by each Obligor of each Facility Document to which it is a party and such Obligor's exercise of its rights and performance of its obligations hereunder or thereunder will not result in the existence of nor oblige any member of the Group to create any encumbrance over all or any of its present or future revenues or assets;

       (x) the execution by each Obligor of each Facility Document to which it is a party and such Obligor's exercise of its rights and performance of its obligations thereunder do not and will not:

               (a) conflict with any material agreement, mortgage, bond or other instrument or treaty to which such Obligor is a party or which is binding upon it or any of its assets;

               (b) conflict with such Obligor's constitutive documents and rules and regulations; or

               (c) conflict with any applicable law, regulation or official or judicial order;

      (xi) the execution by each Obligor of each Facility Document to which it is a party constitutes, and such Obligor's exercise of its rights and performance of its obligations thereunder will constitute, private and commercial acts done and performed for private and commercial purposes;

     (xii) the Principal Borrower is a wholly-owned subsidiary of the Covenantor;

    (xiii) each member of the Group which is a Material Subsidiary or an Eligible

            Receivable Company as at the date of this Agreement is an Obligor under this Agreement; and

     (xiv) save as notified to the Agent pursuant to Clause 20.4, it is the current policy of each Eligible Receivable Company to effect and maintain Credit Insurance in respect of at least seventy five per cent. of the Receivables capable of being insured under the Credit Insurance existing from time to time.

18.  Financial Information

18.1 Each of the Borrowers and the Covenantor shall:

       (i) as soon as the same become available, but in any event within 150 days after the end of each of its financial years, deliver to the Agent in sufficient copies for the Banks its financial statements (and, in the case of the Covenantor, the consolidated financial statements of the Group) for such financial year;

      (ii) in the case of the Covenantor only, no later than 45 days after the end of each of its financial quarters, deliver to the Agent in sufficient copies for the Banks, the consolidated financial statements of the Group for such period, each of which such statements shall be in a form agreed between the Covenantor and the Agent and shall include:

               (a) an aged debtors analysis for such quarter relating to the existing Eligible Receivables; and

               (b) in the case of the Covenantor, confirmation of those members of the Group which have become Material Subsidiaries or Eligible Receivable Companies either since the date of this Agreement (in respect of the first such confirmation) or since the immediately preceding such confirmation;

     (iii) from time to time on the request of the Agent, acting on the instructions of the Instructing Group, furnish the Agent with such information about the business and financial condition of itself and/or in the case of the Covenantor, the Group as the Agent may reasonably require;

      (iv) in the case of the Principal Borrower, within 45 days of the end of each of its financial quarters (beginning with the financial quarter during which this Agreement is signed) deliver to the Agent a certificate signed by the Finance Director of the Principal Borrower confirming that:

               (a) no Event of Default has occurred during such financial quarter; and

               (b) the Covenantor is in compliance with Clause 19.1 as at the end of such financial quarter; and

       (v) in the case of the Covenantor, within 120 days after the end of each of its financial years (or at such other time as the Agent and the Covenantor shall agree but in any event no more than once in each of the Covenantor's financial years) and at such time and at such location as the Covenantor and Agent shall agree, make a formal presentation to the Banks which shall include, without limitation and to a level of detail to be agreed with the Agent prior thereto:

                 (a)     a review of business for the past year;
                 (b) an analysis of sales both retrospective and prospective;
                 (c)     marketing strategy both retrospective and prospective;
                 (d) the impact of product lines and anticipated mix of production;
                 (e)     a technological impact analysis;
                 (f) the Group's on going relationship with its Approved Insurers and any changes in the Credit Insurance policies; and
                 (g)     an analysis of business unit performance; and

      (vi) in the case of the Covenantor, as soon as practicable and in any event not less than 30 days before the beginning of each of its financial years, deliver to the Agent sufficient copies to the Agent and each Bank of the Varity Calendar for that financial year.

18.2 The Covenantor shall ensure that:

       (i) each set of financial statements delivered by it or by the Borrowers pursuant to Clause 18.1 is prepared in accordance with accounting principles generally accepted in the United Kingdom from time to time and consistently applied, and in respect of the consolidated statements of the Covenantor that they are prepared on the same basis and in accordance with the same accounting principles (consistently applied) as the audited financial statements of the Borrowers from which they are composed;

      (ii) the Principal Borrower and the Agent (acting on the instructions of an Instructing Group) shall negotiate in good faith with a view to agreeing such adjustments and/or amendments to the definitions contained in Clause 19.2 and/or to the ratios contained in Clause 19.1 which may be necessary or desirable in the event of any change in the accounting principles or policies applied by the Covenantor or any member of the Group consequent upon:

               (a)  any change in applicable law; or

               (b)  any court order in respect of the Covenantor or such member;
                    or

               (c) any change in the, or new, accounting or financial reporting standards issued by the Accounting Standards Board or by any other prescribed body empowered to issue statements of accounting practice from time to time; or

               (d) any change in generally accepted accounting principles in England or in the jurisdiction in which such member is incorporated.

               If the Agent and the Principal Borrower cannot agree what adjustment and/or amendment is appropriate then the Principal Borrower shall procure that each set of financial statements delivered pursuant to the terms hereof shall be prepared on the same basis as the financial statements delivered immediately prior thereto.

     (iii) each set of unaudited financial statements delivered by it pursuant to Clause 18.1 is certified by a duly authorised officer of the Covenantor or the relevant Borrower, as the case may be, as giving a true and fair view of its financial condition (or, in the case of the consolidated financial statements of the Covenantor, the financial condition of the Group) as at the end of the period to which those financial statements relate and of the results of its (or, as the case may be, the Group's) operations during such period; and

      (iv) each set of financial statements delivered by it pursuant to paragraph (i) of Clause 18.1 has been audited by auditors of international repute reasonably acceptable to the Agent it being agreed that as at the date hereof the current auditors of each Obligor are acceptable, other than the consolidated financial statements of the Group, which may, only for so long as such financial statements remain unaudited, be delivered to the Agent in an unaudited form.

18.3 The Covenantor shall within 10 business days of the end of each Varity Calendar month deliver to the Agent a certificate substantially in the form of that set out in the Seventh Schedule, or in such other form as the Agent may from time to time to time reasonably require. Each Borrowing Base Certificate shall be certified by a duly authorised officer of the Covenantor to contain calculations true and accurate in all material respects of the amounts set out therein as at the Specified Date.

18.4 Representatives of each of the Agent and the Banks, or any of them, may prior to the occurrence of an Event of Default, not more than four times in any financial year (but after the occurrence of an Event of Default which is continuing, at any time) upon giving 24 hours notice enter during normal business hours any premises which are occupied at any time by any Obligor, Eligible Receivable Company or Material Subsidiary or in which any Obligor, Eligible Receivable Company or Material Subsidiary carries on business for the time being and shall be entitled to inspect such documents or information in respect of Receivables, Inventory, Eligible Receivable or Eligible

Inventory as they, or any of them, may reasonably request. Each such Obligor shall provide on request (and in the case of each such Eligible Receivable Company or Material Subsidiary which is not also a Borrower, the Principal Borrower shall procure that that Eligible Receivable Company or Material Subsidiary shall provide) the Agent and the Banks, or any of them, with copies of such documents or information as aforementioned.

19.  Financial Condition

19.1 The Covenantor shall ensure that the financial condition of the Group, as evidenced by the Covenantor's then most recent quarterly financial statements delivered pursuant to Clause 18.1 (as may be adjusted by the Covenantor in consultation with the Agent, acting on the instructions of an Instructing Group, to take account of any changes in circumstances which occur after the date as of which such quarterly financial statements were prepared), shall be such that:

       (i) the ratio of Financial Indebtedness of the Group to Consolidated Published Net Worth shall not be more than 0.80:1;

      (ii) Consolidated Published Net Worth shall not be less than the Minimum Amount for that financial quarter; and


     (iii) the ratio of PBIT to Interest Service Costs for the immediately preceding 12 month period shall not be less than 3.0:1.

19.2 In this Clause 19:

       (i) "Adjustment Amount" means in respect of any financial quarter, an amount equal to 25% of the amount of GPAT as set out in the financial statements for that financial quarter;

      (ii) "Consolidated Published Net Worth" means at any time the aggregate of the amounts paid up or credited as paid up on the issued share capital of the Covenantor and the aggregate amount of capital and reserves of the Group including but not limited to:

               (a)  any amount credited to the share premium account;

               (b)  any capital redemption reserve;

               (c) any balance standing to the credit of the profit and loss account of the Group;

               (d) any amounts shown in respect of goodwill or other intangible assets of the Group;

               (e)  reserves on consolidation,

               but deducting (insofar as not already taken into account):

               (f) any debit balance on the consolidated profit and loss account of the Group;

               (g) any amounts in respect of loans made by any member of the Group to any person not a member of the Group after 31 January 1993 other than those disclosed to the Agent on or prior to the date hereof;

               (h) any deferred taxation not provided for which should have been provided for under accounting principles generally accepted in the United Kingdom;

               (i)  any bad debts not provided for;

               (j)  any minority interests; and

               (k) any amounts arising from a revaluation of assets made at any time after 31 January 1993 (or in the case of assets of a company which becomes a member of the Group after that date, the date on which that company becomes a member of the Group), other than a revaluation made by an independent third party valuer,

               (no amount to be included or excluded more than once) all as determined from the most recent consolidated financial statements of the Group and making such adjustments in respect of (a) to (k) above as may be appropriate;

               (l) in respect of any variation in the amount of any paid up share capital or reserves after the date of such consolidated financial statements;

               (m) in respect of any distribution declared, recommended or made by the Covenantor or any of its subsidiaries out of profits earned up to and including the date of such consolidated financial statements; and

               (n) to deduct the assets and liabilities of any companies which, since the date of the most recent consolidated financial statements of the Group, have ceased to be members of the Group and to include the assets and liabilities of any companies which have, since such date, become members of the Group.

     (iii)     "Minimum Amount" means:

               (a) for the financial quarter ending 31 January 1995, (Pounds)110,000,000; and

               (b) for each successive financial quarter, the aggregate of the Minimum Amount for the immediately preceding financial quarter and the Adjustment Amount for that successive financial quarter;

               but shall not at any time be less than (Pounds)110,000,000

      (iv) "PBIT" means for any period for which it is being tested, the profits from the ordinary activities of the Group for such period after such profits are converted from any foreign currency into sterling and after adding or deducting any gains or losses made as a result of such conversion but before deduction of:

               (a)  Interest Service Costs paid or payable for such period;

               (b)  taxation paid or payable during such period;

               (c)  depreciation and amortisation for such period; and

               (d)  exceptional items for such period,

               each as disclosed by the most recent consolidated financial statements of the Group; and

       (v) "GPAT" means, for any period for which it is being tested, the profits of the ordinary activities of the Group after such profits are converted from any foreign currency into sterling and after deducting any taxation paid or payable during such period;

      (vi) "Interest Service Costs" means an amount equal to the aggregate amount of all obligations of the Group in respect of interest payments (including without limitation the amount of (a) any discounts on commercial bills (b) any interest element in any leasing or hire purchase payments (c) any capitalised interest or
               (d) any payments analogous to or having the same commercial effect as interest payments or discounts) in respect of any period for which it is being tested in relation to any Financial Indebtedness and all costs, charges and expenses incurred in effecting, servicing and maintaining such Financial Indebtedness in such financial year after taking into account the effect of any interest rate or currency swap, cap, collar or floor arrangements; and

     (vii) "Financial Indebtedness" means in respect of the Group, or any person, any indebtedness incurred in respect of:

               (a)  moneys borrowed;

               (b)  any debenture, bond, note, loan stock or other security;

               (c)  acceptance credits;

               (d) the acquisition cost of property or assets or services (excluding stock in trade for which payment is due within twelve months or less from the date of invoice) to the extent payable more than 180 days after the time of acquisition or possession thereof by the party liable where such deferred payment was arranged primarily as a method of raising finance or financing such acquisition;

               (e) rental payments under leases which are accounted for as finance leases as that term is described in statement 21 of the Statements of Standard Accounting Practice for the United Kingdom (whether in respect of land, machinery, equipment or otherwise) entered into primarily as a method of raising finance or financing the acquisition of the property or asset leased but excluding any interest element thereof and excluding, for the avoidance of doubt, rental payments under any operating leases;

               (f) amounts raised under any other transaction, off balance sheet or otherwise, having the commercial effect of a borrowing and effected primarily as a method of raising finance;

               (g) any bills of exchange (other than cheques) or promissory notes on which such person is liable as drawer (but only if the relevant bill is not beneficially owned by such person), acceptor, issuer, endorser or otherwise;

               (h) any indebtedness factored or discounted by such person to another person to the extent there is recourse to such first person in respect thereof;

               (i) any fixed or minimum premium payable on redemption or repayment of any debenture, share capital or other moneys borrowed falling to be taken into account; and

               (j) without double counting, any guarantee or other assurance of indebtedness falling within paragraphs (a) to (i) above of any person,

               However:

                 (i) indebtedness owed by one member of the Group to another member of the Group will not be taken into account as Financial Indebtedness;

                (ii) indebtedness owed to trade creditors in the ordinary course of business or net indebtedness incurred in relation to forward foreign exchange contracts entered into for bona fide commercial purposes will not be taken into account as Financial Indebtedness; and

               (iii) indebtedness incurred by a member of the Group for the purpose of repaying the whole or any part of the Financial Indebtedness of any member of the Group and so to be applied within one month of being so incurred will during that period be excluded from the Financial Indebtedness of the Group for the purposes of Clause 19 except to the extent so applied.

19.3 All expressions used in the definitions in this Clause 19 which are not otherwise defined herein shall be construed in accordance with generally accepted accounting principles in the United Kingdom (as used in the Group's most recent audited annual consolidated financial statements).

20.  Covenants

20.1 The Covenantor shall:

       (i) ensure that each of the Obligors shall obtain, comply in all material respects with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of its jurisdiction of incorporation to enable it lawfully to enter into and perform its obligations under each Facility Document to which it is a party or to ensure the legality, validity or enforceability in its jurisdiction of incorporation of such Facility Document;

      (ii) ensure that each of the Obligors shall promptly inform the Agent of the occurrence of any Event of Default of which that Obligor is aware and, upon receipt of a written request to that effect from the Agent, confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default has occurred;

     (iii) procure that each of the Obligors shall ensure that at all times the claims of the Agent and the Banks against it under each Facility Document to which it is a party rank at least pari passu with the claims of any unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other laws of general application; and

      (iv)     ensure that each of the Obligors maintains Credit Insurance.

20.2 The Principal Borrower shall, within 21 days of the receipt by the Agent of the written confirmation referred to at Clause 18.1(ii)(b) showing a member of the Group incorporated in

England and Wales to have become either a Material Subsidiary or an Eligible Receivable Company, procure that such Material Subsidiary or Eligible Receivable Company becomes an Additional Borrower by delivering to the Agent, a Supplemental Agreement duly executed by such Material Subsidiary or Eligible Receivable Company together with such documents as the Agent may from time to time require to be delivered as conditions precedent under such Supplemental Agreement.

20.3 The Covenantor shall ensure that no Obligor or Material Subsidiary shall, without the prior written consent of an Instructing Group:

       (i) create or permit to subsist any encumbrance (other than a Permitted Encumbrance) over all or any of its present or future revenues or assets;

      (ii) give any guarantee or indemnity (except in the ordinary course of business or as required hereby) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person for an amount exceeding at any one time (Pounds)5,000,000;

     (iii) (other than Permitted Disposals and disregarding disposals in the ordinary course of trading) sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or its assets the aggregate book value of which during the term of the Facility is more than ten per cent. of the gross assets of the Group as set out in the most recent consolidated financial statements delivered pursuant to Clause 18.1; and

      (iv) enter into any new business unrelated to that in which it is engaged as at the date of this Agreement (the consent of an Instructing Group, in respect of this paragraph only, not to be unnecessarily withheld).

20.4 The Principal Borrower shall not effect any change to its policy regarding the maintenance of Credit Insurance (as referred to in Clause 17.2(xiv)) unless it has, at least thirty days prior to effecting such change, notified the Agent and, within such thirty day period, obtained an Instructing Group's approval thereof (such approval not to be unreasonably withheld or delayed).

21.  Events of Default

21.1 If:

       (i) any Obligor fails to pay any sum due from it hereunder at the time, in the currency and in the manner specified herein or, if such a failure to pay is due solely to a technical or other manifest error in any banking or payment system or an administrative error of any Obligor, such sum is not paid within 3 business days of the date it was otherwise due; or

      (ii) any representation or statement made by any of the Obligors in any Facility Document or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading in any material respect when made and, if, in the opinion of an Instructing Group, the misleading or incorrect nature of such representation is capable of being remedied, and is not so remedied within 30 days after notice thereof has been given to such Obligor; or

     (iii) (a) any Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clauses 18, 19 or 20, or, (b) the Principal Guarantor fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clauses 8 and 9 of the Varity Guarantee and, in respect of the obligations expressed to be assumed by the Covenantor in Clause 20.1(i) and (iii) or, as the case may be, by the Principal Guarantor in Clause 9(i) and of the Varity Guarantee, if, in the opinion of an Instructing Group, such failure is capable of remedy, it is not so remedied within 30 days after notice thereof has been given to the Covenantor or, as the case may be, the Principal Guarantor; or

      (iv) any of the Obligors fails duly to perform or comply with any other obligation expressed to be assumed by it in any of the Facility Documents to which it is a party and such failure is not remedied within 30 days after the Agent has given notice thereof to such Obligor; or

       (v) any Financial Indebtedness of any Obligor or any Material Subsidiary is not paid when due, any Financial Indebtedness of any Obligor or Material Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity or any Financial Indebtedness of any Obligor or Material Subsidiary becomes due and payable prior to its specified maturity as a consequence of a default under, or breach or repudiation of the terms governing, such Financial Indebtedness Provided Always that the provisions of this paragraph (v) shall not apply to any Financial Indebtedness which is, in aggregate less than (Pounds)1,000,000 (in the case of a Material Subsidiary or Obligor other than the Principal Guarantor) or $20,000,000 (in the case of the Principal Guarantor) or any Financial Indebtedness which is being disputed in good faith Provided Always that reserves exist to meet in full such disputed Financial Indebtedness; or

      (vi) any Obligor is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors other than for a solvent winding up or reconstruction on terms approved by an Instructing Group, such approval not to be unreasonably withheld; or

     (vii) any Obligor takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any material part or all of its revenues and assets other than for a solvent winding up or reconstruction on terms approved by an Instructing Group, such approval not to be unreasonably withheld; or

    (viii) any execution or distress is levied against, or an encumbrancer takes possession of the whole or any material part of, the property, undertaking or assets of any Obligor or Material Subsidiary; or

      (ix) the Principal Borrower ceases to be under the control of the Principal Guarantor; or

       (x) the Covenantor ceases to be under the control of the Principal Guarantor; or

      (xi) any person or group (within the meaning of Section 13(d)(3) of the United States Securities Exchange Act of 1934 (other than a person or group to which an Instructing Group has consented) acquires control of the Principal Guarantor; or

     (xii) any of the Obligors repudiates any Facility Document to which it is a party or does or causes to be done any act or thing evidencing an intention to repudiate such Facility Document; or

    (xiii) any Obligor or where applicable, the Principal Guarantor, is in breach of any of its obligations under the Varity Guarantee, the guarantees given pursuant to the terms of Part 8 hereof or any other agreement or document executed pursuant to or in connection with this Facility Document, or any such document or agreement ceases to remain in full force and effect;

     (xiv)     an Event of Default occurs under the Bilateral Facility
               Agreement;

      (xv) in the reasonable opinion of an Instructing Group there is a material adverse change in the financial condition of any Obligor or Material Subsidiary which might reasonably be expected, in the opinion of an Instructing Group, to adversely affect the ability of any Obligor to comply with its obligations under any of the Facility Documents to which it is a party; and

     (xvi) a New Advance is made at any time during which a Potential Event of Default is outstanding and ten business days after such New Advance has been made a Potential Event of Default remains outstanding, then, and in any such case and at any time thereafter, provided such Event of Default is continuing, the Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrowers:

     (a) declare the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrowers hereunder) or declare the Advances to be due and payable on demand of the Agent; and/or

     (b) declare that the Facility shall be cancelled, whereupon the same shall be cancelled and the Commitment of each Bank shall be reduced to zero.

21.2 If, pursuant to Clause 21.1, the Agent declares the Advances to be due and payable on demand of the Agent, then, and at any time thereafter, the Agent, if so instructed by an Instructing Group, shall by written notice to the Borrowers call for repayment of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrowers hereunder) or withdraw its declaration with effect from such date as it may specify in such notice.

21.3 If, pursuant to Clause 21.1(a), the Agent declares the Advances to be due and payable on demand, the Term in respect of any such Advance shall, if the Agent subsequently demands payment before the scheduled Repayment Date in respect of such Advance, be deemed (except for the purposes of Clause 24.4) to be of such length that it ends on the date that such demand is made.

                            Part 8

                           GUARANTEE

22.  Guarantee

22.1 Each Guarantor hereby irrevocably and unconditionally:

       (i) guarantees to the Agent and the Banks the due and punctual observance and performance of all the terms, conditions and covenants on the part of each Borrower contained in each Facility Document and agrees to pay to the Agent from time to time on demand any and every sum or sums of money which any of the Borrowers shall at any time be liable to pay to the Agent and the Banks or any of them under or pursuant to any of the Facility Documents and which shall not have been paid at the time such demand is made; and

      (ii) agrees as a primary obligation to indemnify the Agent and the Banks from time to time on demand by the Agent from and against any loss incurred by the Agent and the Banks or any of them as a result of any of the obligations of any of the Borrowers under or pursuant to any of the Facility Documents being or becoming void, voidable, unenforceable or ineffective as against any of the Borrowers for any reason whatsoever, whether or not known to the Agent and the Banks or any of them or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from such Borrower,

Provided Always that no Guarantor shall be construed as giving a guarantee or indemnity in respect of its own obligations as a Borrower.

23.  Preservation of Rights

23.1 The obligations of each Guarantor herein contained shall be in addition to and independent of every other security which the Agent and the Banks or any of them may at any time hold in respect of any of the Borrowers' obligations hereunder.

23.2 The obligations of each Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of any Borrower under any Facility Document and shall continue in full force and effect until final payment in full of all amounts owing by each Borrower hereunder and total satisfaction of all the Borrowers' actual and contingent obligations hereunder.

23.3 Neither the obligations of any Guarantor herein contained nor the rights, powers and remedies conferred in respect of such Guarantor upon the Agent and the Banks or any of them by this

Agreement or by law shall be discharged, impaired or otherwise affected by:

       (i) the winding-up, dissolution, administration or re-organisation of any Borrower or any other person or any change in its status, function, control or ownership;

      (ii) any of the obligations of any Borrower or any other person under any Facility Document or under any other security taken in respect of any of its obligations thereunder being or becoming illegal, invalid, unenforceable or ineffective in any respect;

     (iii) time or other indulgence being granted or agreed to be granted to any Borrower or any other person in respect of its obligations under any Facility Document or under any such other security;

      (iv) any amendment to, or any variation, waiver or release of, any obligation of any Borrower or any other person under any Facility Document or under any such other security;

       (v) any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any Borrower's, or any other person's, obligations under any Facility Document;

      (vi) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any Borrower's or, any other person's, obligations under any Facility Document; or

     (vii) any other act, event or omission which, but for this Clause 23.3, might operate to discharge, impair or otherwise affect any of the obligations of any of the Guarantors herein contained or any of the rights, powers or remedies conferred upon the Agent and the Banks or any of them by any of the Facility Documents or by law.

23.4 Any settlement or discharge between any of the Guarantors and the Agent and the Banks or any of them shall be conditional upon no security or payment to the Agent and the Banks or any of them by any Borrower, or any Guarantor or any other person on behalf of any Borrower or, as the case may be, any Guarantor being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so avoided or reduced, the Agent and the Banks shall each be entitled to recover the value or amount of such security or payment from such Guarantor or Borrower subsequently as if such settlement or discharge had not occurred.

23.5 Neither the Agent and the Banks nor any of them shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of any Guarantor by this Agreement or by law:

       (i)     to make any demand of any Borrower;

      (ii) to take any action or obtain judgment in any court against any Borrower;

     (iii) to make or file any claim or proof in a winding-up or dissolution of any Borrower; or

      (iv) to enforce or seek to enforce any other security taken in respect of any of the obligations of any Borrower hereunder.

23.6 Each Guarantor agrees that, so long as any amounts are or may be owed by any Borrower hereunder or any Obligor is under any actual or contingent obligations hereunder, no Guarantor shall exercise any rights which it may at any time have by reason of performance by it of its obligations hereunder:

       (i)     to be indemnified by any Borrower; and/or

      (ii) to claim any contribution from any other guarantor of any Borrower's obligations hereunder; and/or

     (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Agent and the Banks hereunder or of any other security taken pursuant to, or in connection with, any of the Facility Documents by all or any of the Agent and the Banks.

23.7 Each Guarantor agrees that:

       (i) its liabilities, obligations and agreements contained in this agreement shall bind it and each other Guarantor jointly and each of them severally;

      (ii) it shall not be discharged from its obligations hereunder by reason of:

               (a) the guarantee and indemnity contained herein being or becoming invalid or unenforceable in relation to any Guarantor; or

               (b) the liability of any Guarantor hereunder ceasing for any cause whatsoever including, without limitation, by reason of any release or discharge of such Guarantor by the Agent and the Banks or any of them or otherwise;

     (iii) the Agent and the Banks or any of them may enforce their rights hereunder and shall be entitled to proceed against any or all of the Guarantors in such manner, order and at such times as the Agent and the Banks or any of them may choose in their absolute discretion and neither the Agent nor the Banks shall be obliged to make any claim against any Guarantor or Borrower;

                            Part 9

                DEFAULT INTEREST AND INDEMNITY

24. Default Interest and Indemnity

24.1 If any sum due and payable by any of the Obligors hereunder is not paid on the due date therefor (and for the purposes hereof "due date" shall not include any applicable grace period) in accordance with the provisions of Clause 26 or if any sum due and payable by any of the Obligors under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "unpaid sum") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 24) be selected by the Agent.

24.2 During each such period relating thereto as is mentioned in Clause 24.1 an unpaid sum shall bear interest at the rate per annum which is the sum from time to time of one per cent., the Margin, the Associated Costs Rate in respect thereof at such time and LIBOR on the Quotation Date therefor Provided that:

       (i) if, for any such period, LIBOR cannot be determined, the rate of interest applicable to each Bank's portion of such unpaid sum shall be the sum from time to time of one per cent., the Margin, the Associated Costs Rate in respect thereof at such time and the rate per annum notified to the Agent by such Bank before the last day of such period to be that which expresses as a percentage rate per annum the cost to such Bank of funding from whatever sources it may reasonably select its portion of such unpaid sum for such period; and

      (ii) if such unpaid sum is all or part of an Advance which became due and payable on a day other than the last day of the Term thereof, the first such period applicable thereto shall be of a duration equal to the unexpired portion of that Term and the rate of interest applicable thereto from time to time during such period shall be that which exceeds by one per cent. the rate which would have been applicable to it had it not so fallen due.

24.3 Any interest which shall have accrued under Clause 24.2 in respect of an unpaid sum shall be due and payable and shall be paid by the Obligor owing such unpaid sum at the end of the period by reference to which it is calculated or on such other date or dates as the Agent may specify by written notice to such Obligor.

24.4 If any Bank or the Agent on its behalf receives or recovers all or any part of such Bank's share of an Advance otherwise than on the last day of the Term thereof, the relevant Borrower shall pay to the Agent on demand for account of such Bank an amount equal to the amount (if any) by which (i) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of the Term thereof exceeds
(ii) the amount of interest which in the opinion of the Agent would have been payable to the Agent on the last day of the Term thereof in respect of a sterling deposit equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the third business day following the date of such receipt or recovery and ending on the last day of the Term thereof.

24.5 Each Borrower undertakes to indemnify:

       (i) each of the Agent and the Banks against any reasonable cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, which any of them may sustain or incur as a consequence of the occurrence of any Event of Default or any default by any Borrower in the performance of any of the obligations expressed to be assumed by it in any of the Facility Documents; and

      (ii) each Bank against any loss it may suffer as a result of its funding its portion of an Advance requested hereunder but not made by reason of the operation of any one or more of the provisions hereof.

24.6 Any unpaid sum shall (for the purposes of this Clause 24, Clause 15.1 and the Fifth Schedule) be treated as an advance and accordingly in this Clause 24 and the Sixth Schedule the term "Advance" includes any unpaid sum and "Term", in relation to an unpaid sum, includes each such period relating thereto as is mentioned in Clause 24.1.

                            Part 10

                           PAYMENTS

25.  Currency of Account and Payment

25.1 Sterling is the currency of account and payment for each and every sum at any time due from any of the Obligors hereunder Provided that:

       (i) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

      (ii) each payment pursuant to Clause 13.2 or Clause 15.1 shall be made in the currency specified by the party claiming thereunder.

25.2 If any sum due from any of the Obligors under any Facility Document or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against such Obligor, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation hereto, such Borrower shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof and such Borrower shall further indemnify and hold harmless each such person in respect of any costs or expenses incurred by such person in entering into and effecting the purchase contract referred to in (b).

26.  Payments

26.1 On each date on which this Agreement requires an amount denominated in sterling to be paid by any of the Obligors or any of the Banks hereunder, such Obligor or, as the case may be, such Bank shall make the same available to the Agent by payment in sterling and in immediately available, freely transferable, cleared funds to the Agent's account number 0002727 with Lloyds Bank Plc, Treasury Division, Faryners House, 25 Monument Street, London, EC3R 8BQ, Sort Code 30-15-57 (or such other account or bank as the Agent may have specified for this purpose).

26.2 If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for any of the Obligors to make any payments hereunder in the manner specified in Clause 26.1, then such Obligor may agree with each or any of the Banks alternative arrangements for the payment direct to such Bank of amounts due to such Bank hereunder Provided that, in the absence of any such agreement with any Bank, such Obligor shall be obliged to make all payments due to such Bank in the manner specified herein. Upon reaching such agreement such Obligor and such Bank shall immediately notify the Agent thereof and shall thereafter promptly notify the Agent of all payments made direct to such Bank.

26.3 Save as otherwise provided herein, each payment received by the Agent for the account of another person pursuant to Clause 26.1 shall:

       (i) in the case of a payment received for the account of a Borrower, be made available by the Agent to such Borrower by application:

               (a) first, in or towards payment the same day of any amount then due from such Borrower hereunder to the person from whom the amount was so received; and

               (b) secondly, in or towards payment the same day to the account of such Borrower with such Bank in London as such Borrower shall have previously notified to the Agent for this purpose; and

      (ii) in the case of any other payment, be made available by the Agent to the person for whose account such payment was received (in the case of a Bank, for the account of the Facility Office) for value the same day by transfer to such account of such person with such bank in London as such person shall have previously notified to the Agent.

26.4 All payments required to be made by any of the Obligors hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

26.5 All moneys received, recovered or realised by a Bank by virtue of Clause 22 may, in that Bank's discretion, be credited to a suspense or impersonal account and may be held in such account for so long as such Bank thinks fit pending the application from time to time (as such Bank may think fit) of such moneys in or towards the payment and discharge of any amounts owing by any of the Obligors to such Bank hereunder.

26.6 Where a sum is to be paid hereunder to the Agent for account of another person, the Agent shall not be obliged to make the same available to that other person until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum was so made available shall on request refund the same to the Agent together with an amount sufficient to indemnify the Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum prior to its having received such sum.

27.  Set-Off

Each of the Obligors authorises each Bank to apply any credit balance to which such Obligor is entitled on any account of such Obligor with that Bank in satisfaction of any sum due and payable from such Obligor to such Bank hereunder but unpaid; for this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. No Bank shall be obliged to exercise any right given to it by this Clause 27.

28.  Redistribution of Payments

28.1 If, at any time, the proportion which any Bank (a "Recovering Bank") has received or recovered (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) in respect of its portion of any payment (a "relevant payment") to be made under this Agreement by any Obligor for account of such Recovering Bank and one or more other Banks is greater (the portion of such receipt or recovery giving rise to such excess proportion being herein called an "excess amount") than the proportion thereof so received or recovered by the Bank or Banks so receiving or recovering the smallest proportion thereof, then:

       (i) such Recovering Bank shall promptly pay to the Agent an amount equal to such excess amount;

      (ii) there shall thereupon fall due from such Obligor to such Recovering Bank an amount equal to the amount paid out by such Recovering Bank pursuant to paragraph (i) above, the amount so due being, for the purposes hereof, treated as if it were an unpaid part of such Recovering Bank's portion of such relevant payment; and

     (iii) the Agent shall treat the amount received by it from such Recovering Bank pursuant to paragraph (i) above as if such amount had been received by it from such Obligor in respect of such relevant payment and shall pay the same to the persons entitled thereto (including such Recovering Bank) pro rata to their respective entitlements thereto,

Provided that to the extent that any excess amount is attributable to a payment to a Bank pursuant to Clause 26.3(i)(a) such portion of such excess amount as is so attributable shall not be required to be shared pursuant hereto.

Provided further that, on condition that such Bank shall have previously consulted with the other Banks, if any Bank shall commence an action or proceeding in any court to enforce its rights and as a result thereof, or in connection therewith, shall receive any excess amount, such Bank shall not be required to share any portion of such excess amount with a Bank that has a legal right to, but does not, join such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its right in another court.

28.2 If any sum (a "relevant sum") received or recovered by a Recovering Bank in respect of any amount owing to it by any Obligor becomes repayable and is repaid by such Recovering Bank, then:

       (i) each Bank which has received a share of such relevant sum by reason of the implementation of Clause 28.1 shall, upon request of the Agent, pay to the Agent for account of such Recovering Bank an amount equal to its share of such relevant sum; and

      (ii) there shall thereupon fall due from such Obligor to each such Bank an amount equal to the amount paid out by it pursuant to paragraph (i) above, the amount so due being, for the purposes hereof, treated as if it were the sum payable to such Bank against which such Bank's share of such relevant sum was applied.

                            Part 11

                   FEES, COSTS AND EXPENSES

29.  Fees

29.1 The Principal Borrower shall pay to the Agent for account of each Bank a commitment commission on the amount of such Bank's Available Commitment from day to day during the period beginning on the date hereof and ending on the Final Maturity Date, such commitment commission to be calculated at a percentage rate per annum equal to 50% of the applicable Margin from time to time and payable in arrear on the last day of each successive period of three months which ends during such period and on the Final Maturity Date.

29.2 The Principal Borrower shall pay to the Agent for its own account the agency and arrangement fees specified in the letter of even date herewith from the Agent to the Principal Borrower at the times, and in the amounts, specified in such letter.

30.  Costs and Expenses

30.1 The Principal Borrower shall, from time to time on demand of the Agent, reimburse the Agent for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred by it in connection with the negotiation, preparation and execution of the Facility Documents and the completion of the transactions herein contemplated.

30.2 The Principal Borrower shall, from time to time on demand of the Agent, reimburse the Agent and the Banks for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Agent and the Banks under any of the Facility Documents.

30.3 The Principal Borrower shall pay all stamp, registration and other Taxes to which any Facility Document or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Agent, indemnify the Agent and the Banks against any reasonable liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such Tax.

30.4 The Principal Borrower shall, from time to time on demand of the Agent, reimburse the Agent for its own account at such reasonable daily and/or hourly rates as the Agent shall from time to time determine, acting reasonably, for the cost of utilising its management time and/or other resources in connection with taking all such steps or other action which the Agent may deem appropriate, which the Banks or an Instructing Group, as the case may be, require or which an Obligor requests in connection with:

       (i) the granting or proposed granting of any waiver or consent hereunder (other than any consent or waiver which may be required at the instigation, or due solely to any act or omission, of the Agent, the Banks or any of them);

      (ii) any amendment or proposed amendment hereto (other than any amendment or proposed amendment which may be requested at the instigation, or due solely to any act or omission, of the Agent, the Banks or any of them);

     (iii) any breach by an Obligor of its obligations hereunder or any investigation instigated by the Agent in the reasonable belief that such a breach may have occurred;

      (iv) the occurrence of any event which is or may become an Event of Default or Potential Event of Default; or

       (v) the preservation and/or enforcement of any of the rights of the Agent and the Banks hereunder and under any of the Facility Documents.

30.5 If the Principal Borrower fails to perform any of its obligations under this Clause 30, each Bank shall, in its Proportion, indemnify each of the Agent against any loss incurred by any of them as a result of such failure and the Principal Borrower shall forthwith reimburse each Bank for any payment made by it pursuant to this Clause 30.5.

                            Part 12

                       AGENCY PROVISIONS

31.  The Agent and the Banks

31.1 Each Bank hereby appoints the Agent to act as its agent in connection herewith and hereby acknowledges that the Agent will act as its Agent in connection with the Guarantees, and authorises the Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

31.2 The Agent may:

       (i)     assume that:

               (a) any representation made by any of the Obligors in connection with any of the Facility Documents is true;

               (b) no Event of Default or Potential Event of Default has occurred;

               (c) no Obligor is in breach of or default under its obligations under any of the Facility Documents; and

               (d) any right, power, authority or discretion vested herein upon an Instructing Group, the Banks or any other person or group of persons has not been exercised,

               unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto;

      (ii) assume that the Facility Office of each Bank is that identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

     (iii) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

      (iv) rely as to any matters of fact which might reasonably be expected to be within the knowledge of any of the Obligors upon a certificate signed by or on behalf of such Obligor;

       (v) rely upon any communication or document believed by it to be genuine;

      (vi) refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

     (vii) refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with any of the Facility Documents until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions;

    (viii) act as agent or trustee or in a fiduciary or other capacity on behalf of any other group of banks or financial institutions providing facilities to any member or members of the Group or any associated company of any such member without regard to the effect of exercising or omitting to exercise its rights, discretions, powers and duties in such capacity on the interests of the Banks, and act or omit to act in such capacity as freely in all respects as if the Agent had not been appointed to act as agent or trustee for the Banks;

      (ix) subscribe for, hold or become beneficially entitled to, and dispose of, shares or securities, or options or other rights to and interests in shares or securities in any member or members of the Group or any associated company of any such member (and, in each case, may do so without liability to account); and

       (x) subject to the proviso hereto and unless the express provisions of this Agreement provide otherwise, if authorised by an Instructing Group (or to the extent expressly authorised by the other provisions hereof) amend or vary the terms of or waive breaches of or defaults under, or otherwise excuse performance of any provision of, release any security in respect of or grant consents under any of the Facility Documents. Any amendment, variation, waiver, excusal of performance, release or consent so authorised and which is effected by the Agent shall be binding on all the parties hereto and the Agent shall be under no liability whatsoever in respect thereof. However, nothing herein shall be taken to authorise except with the prior consent of all the
               Banks:

               (a)  the extension of any Repayment Date or the Final Maturity
                    Date;

               (b) any variation of the definition of Instructing Group in Clause 1.1;

               (c) any change in any rate at which interest is payable hereunder;

               (d) any extension of the date for, or alteration in the amount or currency of, any payment of principal, interest, fee, commission or any other amount payable hereunder;

               (e)  any waiver under or variation or amendment to Clause 19;

               (f)  any increase in any Bank's commitment; or

               (g)  any variation of Clause 28 or this Clause 31.

31.3 The Agent shall:

       (i) promptly inform each Bank of the contents of any notice or document received by it in its capacity as Agent from any of the Obligors hereunder;

      (ii) promptly notify each Bank of the occurrence of any Event of Default or any default by any of the Obligors in the due performance of or compliance with its obligations under any Facility Document of which the Agent has notice from any other party hereto;

     (iii) save as otherwise provided herein, act as agent hereunder in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on all of the Banks; and

      (iv) if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent hereunder.

31.4 Notwithstanding anything to the contrary expressed or implied herein, the Agent shall not:

       (i) be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

      (ii) be bound to disclose to any other person any information relating to any member of the Group if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

     (iii) be under any obligations other than those for which express provision is made herein.

31.5 Each Bank shall, in its Proportion, from time to time on demand by the Agent, indemnify the Agent, against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent hereunder.

31.6 The Agent shall not accept any responsibility for the accuracy and/or completeness of any information supplied by any of the Obligors in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of any Facility Document and the Agent shall not be under any liability as a result of taking or omitting to take any action in relation to any Facility Document save in the case of negligence or wilful misconduct.

31.7 Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Agent any claim it might have against it in respect of the matters referred to in Clause 31.6.

31.8 The Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

31.9 The Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto Provided that no such resignation shall be effective until a successor for the Agent is appointed in accordance with the succeeding provisions of this Clause 31.

31.10If the Agent gives notice of its resignation pursuant to Clause 31.9, then any reputable and experienced bank or other financial institution may be appointed as a successor to the Agent by an Instructing Group during the period of such notice but, if no such successor is so appointed, the Agent may appoint such a successor itself.

31.11If a successor to the Agent is appointed under the provisions of Clause 31.10, then (i) the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 31 and (ii) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

31.12It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group and, accordingly, each Bank warrants to the Agent that it has not relied on and will not hereafter rely on the Agent;

       (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by any of the Obligors in connection with any Facility Document or the transactions herein contemplated (whether or not such information has been or is hereafter circulated to such Bank by the Agent; or

      (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Group.

32.  Further Agency Provisions/Syndicate Meetings

32.1   (i)     In acting as Agent for the Banks, the Capital Markets Group of
               Lloyds Bank Plc shall be treated as a separate entity from any other of the divisions of the Agent or its subsidiaries, and without detracting from the generality of the foregoing, in the event that any of the Agent's divisions (including its Capital
               Markets Group) or similar units or subsidiaries should act for any member of the Group in any capacity whether as bankers or otherwise in relation to any other matter, any information given by such member of the Group to any of such divisions, units or subsidiaries shall be treated as confidential and the Agent shall as between itself and the Banks not be obliged to disclose the same to any Bank or any other person.

      (ii) Notwithstanding anything to the contrary expressed or implied herein and without prejudice to the generality of the foregoing, the Agent shall as between itself and the Banks not be obliged to disclose to any Bank or other person any information supplied by any member of the Group to it in its capacity as Agent for the Banks which is identified by such member of the Group at the time of supply as being confidential and supplied solely for the purpose of evaluating in consultation with the Agent whether any waiver or amendment might be required to any of the provisions contained herein Provided that nothing in this Clause 32.1(ii) shall apply to any information supplied by an Obligor pursuant to Clause 19.

     (iii) For the purposes of this Agreement, the Agent shall be deemed not to have any actual knowledge or actual notice of the contents of any information obtained by it or supplied to it by or on behalf of any member of the Group other than the contents of information obtained by or supplied to it as Agent for the Banks under this Agreement and which information the Agent is not obliged to keep confidential pursuant to Clause 32.1(ii).

32.2 The Agent may at any time in its own discretion convene a meeting of the Banks.

32.3 If requested by any Bank, the Agent shall (except where other authority is required for the same by the express provisions of this Agreement) at any time convene a meeting of the Banks.

32.4 Whenever the Agent is to convene any such meeting it shall forthwith give notice in writing to the Banks of the day, time and place thereof and the nature of the business to be transacted thereat.

                            Part 13

                   ASSIGNMENTS AND TRANSFERS

33.  Benefit of Agreement

This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, Transferees and assigns.

34.  Assignments and Transfers by the Obligors

No Obligor shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

35.  Assignments and Transfers by Banks

35.1 Any Bank may, at any time, assign all but not part of its rights and benefits hereunder or transfer in accordance with Clause 35.3 all of its rights, benefits and obligations subject to the consent of the Principal Borrower and the Principal Guarantor which such consent shall not be unreasonably withheld.

35.2 If any Bank assigns all of its rights and benefits hereunder in accordance with Clause 35.1, then, unless and until the assignee has agreed with the Agent and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank, the Agent and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

35.3 If any Bank wishes to transfer all of its rights, benefits and/or obligations hereunder as contemplated in Clause 35.1, then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

       (i) to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights, benefits and obligations hereunder, each of the Obligors and such Bank shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights, benefits and obligations being referred to in this Clause
               35.3 as "discharged rights and obligations");

      (ii) each of the Obligors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as such Obligor and such Transferee have assumed and/or acquired the same in place of such Obligor and such Bank; and

     (iii) the Agent, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

35.4 On the date upon which a transfer takes effect pursuant to Clause 35.3, the Transferee in respect of such transfer shall pay to the Agent for its own account a transfer fee of (Pounds)750. If any Transferee fails to pay any transfer fee payable by it hereunder on the due date therefor, the Agent may at any time deduct an amount equal to such fee from any moneys from time to time held by the Agent for the account of such Transferee.

36.  Disclosure of Information

Any Bank may disclose to any actual or potential assignee or Transferee or to any person who may otherwise enter into contractual relations with such Bank in relation to this Agreement such information about the Obligors and the Group as such Bank shall consider appropriate. Provided that no information (other than the terms of the Facility Documents and any publicly available information) shall be disclosed without the prior consent of both the Principal Borrower and the Principal Guarantor which such consent, in each case, shall not be unreasonably withheld or delayed.

                            Part 14

                         MISCELLANEOUS

37.  Calculations and Evidence of Debt

37.1 Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 365 days (or, if market practice differs, in accordance with market practice) and the actual number of days elapsed.

37.2 If on any occasion a Reference Bank or Bank fails to supply the Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Agent.

37.3 Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

37.4 The Agent shall maintain a record of (i) the amount of any Advance made or arising hereunder and each Bank's share therein, (ii) the amount of all principal, interest and other sums due or to become due from either of the Obligors to any of the Banks hereunder and each Bank's share therein and (iii) the amount of any sum received or recovered by the Agent hereunder and each Bank's share therein.

37.5 In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clauses 37.3 and 37.4 shall be prima facie evidence of the existence and amounts of the obligations of the Obligors therein recorded.

37.6 A certificate of a Bank as to (i) the amount by which a sum payable to it hereunder is to be increased under Clause 13.1 or (ii) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 13.2 or 15.1 shall, in the absence of manifest error, be conclusive for the purposes of this Agreement.

37.7 A certificate of the Agent as to the amount at any time due from an Obligor hereunder or the amount which, but for any of the obligations of an Obligor hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from an Obligor hereunder shall, in the absence of manifest error, be prima facie evidence for the purposes of Part 8.

38.  Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of the Agent and the Banks or any of them, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

39.  Partial Invalidity

If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

40.  Notices

40.1 Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by facsimile (followed by a confirmation copy to be sent by post within one week thereafter) or letter.

40.2 Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the Agent specified another address) be made or delivered to that other person at the address identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) and, in the case of any communication made by facsimile, shall be deemed to have been made or delivered on receipt (if received during business hours, or on the next succeeding business day, if received out of business hours) and in such case may be relied or acted upon immediately notwithstanding the provisions of Clause 40.1 or, in the case of any communication made by letter, when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address Provided that any communication or document to be made or delivered to the Agent or any Obligor shall be effective only if the same is expressly marked for the attention of the department or officer identified with the Agent's or such Obligor's signature below (or such other department or officer as the Agent or the Obligor shall from time to time specify in writing for this purpose).

                            Part 15

                     LAW AND JURISDICTION

41.  Law

This Agreement shall be governed by, and shall be construed in accordance with, English law.

42.  Jurisdiction

42.1 Each of the parties hereto irrevocably agrees for the benefit of each of the Agent and the Banks that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

42.2 Each of the Obligors irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 42.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

42.3 The submission to the jurisdiction of the courts referred to in Clause 42.1 shall not (and shall not be construed so as to) limit the right of the Agent and the Banks or any of them to take proceedings against any of the Obligors in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

43.  Counterparts

     This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when executed and delivered, shall constitute an original, but all the counterparts together shall constitute one and the same instrument.


AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                      THE FIRST SCHEDULE

                    The Original Borrowers



PERKINS ENGINES (PETERBOROUGH) LIMITED

PERKINS POWER SALES & SERVICE LIMITED

PERKINS COMPACT ENGINES LIMITED

PERKINS TECHNOLOGY LIMITED

PERKINS ENGINES GROUP LIMITED

PERKINS ENGINES (SHREWSBURY) LIMITED (formerly Eastfield No.1 Limited)

PERKINS ENGINES (STAFFORD) LIMITED (formerly Dorman Diesels Limited)

PERKINS INTERNATIONAL LIMITED

PERKINS PARTS LIMITED

                      THE SECOND SCHEDULE

                           The Banks

Bank                                            Commitment ((Pounds))

Berliner Handels-und Frankfurter Bank               10,000,000

Creditanstalt-Bankverein                            10,000,000

The Governor and Company of the
Bank of Scotland                                    10,000,000

Lloyds Bank Plc                                     10,000,000

Standard Chartered Bank                             10,000,000

                      THE THIRD SCHEDULE

                 Form of Transfer Certificate

To:  [            ]


                     TRANSFER CERTIFICATE


relating to the agreement (as from time to time amended, varied, novated or supplemented, the "Facility Agreement") dated [ ], 199[ ] whereby a (Pounds)[ ] revolving credit facility was made available to [ ] as principal borrower under the guarantee of [ ] as principal guarantor by a group of banks on whose behalf [ ] acted as agent in connection therewith.

1. Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank and Transferee are defined in the schedule hereto.

2. The Bank (i) confirms that the details in the schedule hereto under the heading "Bank's Commitment" or "Advance(s)" accurately summarises its Commitment and/or, as the case may be, its participation in, and the Term and Repayment Date of, one or more existing Advances and (ii) requests the Transferee to accept and procure the transfer to the Transferee of, as the case may be, its Commitment and/or its participation in such Advance(s) by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Facility Agreement.

3. The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 35.3 of the Facility Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Facility Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers, the Covenantor or the Principal Guarantor.

5. The Transferee hereby undertakes with the Bank and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any document relating thereto and assumes no responsibility for the financial condition of the Borrower or the Principal Guarantor or for the performance and observance by the Borrowers, the Covenantor or the Principal Guarantor of any of its obligations under the Facility Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Facility Agreement (or any document relating thereto) shall oblige the Bank to (i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Facility Agreement transferred pursuant hereto or
(ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by the Principal Guarantor under the Varity Guarantee or by the Borrowers, the Covenantor or any other party to the Facility Agreement (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

8. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.


                         THE SCHEDULE

1.   Bank:

2.   Transferee:

3.   Transfer Date:

4.   Bank's Commitment:



5.   Advance(s):

         Amount of          Term and
         Bank's Participation Repayment Date

[Transferor Bank]                                      [Transferee Bank]

By:                                                    By:

Date:                                                  Date:

             Administrative Details of Transferee


Address:

Contact Name:

Account for Payments:

Telex:

Telephone:

                      THE FOURTH SCHEDULE

                 Condition Precedent Documents

1.   In relation to each of the Obligors:

       (i) a copy, certified a true copy by a duly authorised officer of such Obligor, of the memorandum and articles of association, or appropriate constitutive documents of such Obligor or, alternatively, a certificate given by a duly authorised officer of such Obligor stating that the Memorandum and Articles of Association, or appropriate constitutive documents, of such Obligor have not been changed or amended since they were last delivered to the Agent;

      (ii) a copy, certified a true copy by a duly authorised officer of such Obligor, of a Board Resolution of such Obligor approving the execution, delivery and performance of each Facility Document to which such Obligor is a party and the terms and conditions hereof and authorising a named person or persons to sign such Facility Document and any documents to be delivered by such Obligor pursuant hereto; and

     (iii) a certificate of a duly authorised officer of such Obligor setting out the names and signatures of the persons authorised to sign, on behalf of such Obligor, each Facility Document to which such Obligor is a party and any documents to be delivered by such Obligor pursuant hereto.

2. A copy, certified a true copy by or on behalf of the Principal Borrower, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render each Facility Document legal, valid, binding and enforceable, in each Obligor's jurisdiction of incorporation and to enable each of the Obligors to perform its obligations hereunder.

3.   An opinion of

       (i)     Clifford Chance, solicitors to the Agent; and

      (ii)     Cahill, Gordon and Reindel, U.S. counsel to the Principal
               Guarantor,

in substantially the form distributed to the Banks prior to the execution hereof.

4. Evidence that the Principal Borrower has agreed to act as the agent of the Principal Guarantor for the service of process in England.

5.   The Varity Guarantee duly executed.

6.   The Subordination Agreement duly executed.

7. Evidence satisfactory to the Agent that all indebtedness of any Obligor is unsecured (other than by a Permitted Encumbrance).

                      THE FIFTH SCHEDULE

                      Notice of Drawdown

From:[            ]

To:  Lloyds Bank Plc
     Capital Markets Group
     St. Georges House
     P.O. Box 787
     6-8 Eastcheap
     London  EC3M 1LL

Dated:

Dear Sirs,

1. We refer to the agreement (as from time to time amended, varied, novated or supplemented, the "Facility Agreement") dated [ ], 199[ ] and made between Perkins Limited as principal borrower, Perkins Group Limited as covenantor, Lloyds Bank Plc, Capital Markets Group as agent and the financial institutions named therein as banks. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2. We hereby give you notice that, pursuant to the Facility Agreement and upon the terms and subject to the conditions contained therein, we wish an Advance to be made to us as follows:

       (i)     Amount:

      (ii)     Drawdown Date:

     (iii)     Term:

*[3. We confirm that, at the date hereof, the representations set out in Clause
17.1 (except paragraphs (ii), (iii) and (vii)) of the Facility Agreement are true and no Event of Default or Potential Event of Default has occurred.]

*[4. The proceeds of this drawdown should be credited to [insert account details].]

                       Yours faithfully


                 .............................
                     for and on behalf of
                        [            ]



*Insert only if amount of New Advance exceeds amount of Old Advance (as referred to in Clause 10.1 of the Facility Agreement).

                      THE SIXTH SCHEDULE

                     Associated Costs Rate

1. For the purposes of this Agreement, the cost of compliance with existing requirements of the Bank of England in respect of Advances denominated in sterling will be calculated by the Agent in relation to each Advance on the basis of rates to be supplied by each of the Reference Banks by reference to the circumstances existing on the first day of the Term in respect of such Advance and, if such Term exceeds three months, at three calendar monthly intervals from the first day of such Term during its duration in accordance with the following formula:

     AB + C(B - E) + D(B - F)         per cent. per annum
     ------------------------
           100 - (A + D)

Where:

     A is the percentage of eligible liabilities which such Reference Bank is from time to time required to maintain as an interest free cash deposit with the Bank of England to comply with cash ratio requirements.

     B is the percentage rate per annum at which sterling deposits are offered by such Reference Bank, in accordance with its normal practice, for a period equal to (i) the Term (or, as the case may be, remainder of such Term) in respect of the relevant Advance or (ii) three months, whichever is the shorter, to a leading bank in the London Interbank Market at or about 11.00 a.m. in a sum approximately equal to the amount of such Advance.

     C is the percentage of eligible liabilities which such Reference Bank is from time to time required by the Bank of England to maintain as secured money with members of the London Discount Market Association ("LDMA") and/or as secured call money with money brokers and gilt edged market makers.

     D is the percentage of eligible liabilities which such Reference Bank is required from time to time to maintain as interest bearing special deposits with the Bank of England.

     E is the percentage rate per annum at which members of the LDMA are offered sterling deposits in a sum approximately equal to the amount of the relevant Advance as a callable fixture from such Reference Bank for such period as determined in accordance with B above at or about
          11.00 a.m.

     F is the percentage rate per annum payable by the Bank of England to such Reference Bank on interest bearing special deposits.

2. For the purposes of this Schedule "eligible liabilities" and "special deposits" shall bear the meanings ascribed to them from time to time by the Bank of England.

3. The percentages used in A, C and D above shall be those required to be maintained on the first day of the relevant period as determined in accordance with B above.

4. In application of the above formula, A, B, C, D, E and F will be included in the formula as figures and not as percentages e.g. if A is 0.5 per cent. and B is 12 per cent., AB will be calculated as 0.5 x 12 and not as 0.5 per cent. x 12 per cent.

5. Calculations will be made on the basis of a 365 day year (or, if market practice differs, in accordance with market practice).

6. A negative result obtained by subtracting E from B or F from B shall be taken as zero.

7. The arithmetic mean of the resulting figures for each Reference Bank shall be calculated and shall then be rounded upwards, if not already such a multiple, to the nearest whole multiple of one-thirty-second of one per cent. per annum.

8. Additional amounts calculated in accordance with this Schedule are payable on the last day of the Term to which they relate.

9. The determination of the Associated Costs Rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

10. The Agent may from time to time, after consultation with the Borrower and the Banks, determine and notify to all the parties hereto any amendments or variations which are required to be made to the formula set out above in order to comply with any requirements from time to time imposed by the Bank of England in relation to Advances denominated in sterling (including without limitation, any requirements relating to sterling primary liquidity) and, any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

                     THE SEVENTH SCHEDULE

                     PERKINS GROUP LIMITED

                     Varity Calendar month
                   ended __________ 199[  ]

Reference is made to the Facility Agreement dated 30 September 1993 as amended and restated on [ ] April 1995 (as modified and supplemented and in effect from time to time, the "Amended and Restated Facility Agreement") between, inter alia, Perkins Limited as principal borrower, Perkins Group Limited as covenantor, Lloyds Bank Plc as agent and the financial institutions named therein. Terms used, but not defined, herein and in the annexure hereto have the respective meanings given to them in the Amended and Restated Facility Agreement. This certificate is delivered with respect to the Varity Calendar month identified above and the last day of such Varity Calendar month is therefore the Specified Date.

Pursuant to Clause 18.3 of the Amended and Restated Facility Agreement the undersigned, [insert name], hereby certifies that the annexure hereto is a true and accurate calculation (in all material respects) of the Borrowing Base Amount as at the Specified Date, determined in accordance with the requirements of the Amended and Restated Facility Agreement.

All Inventory covered by this certificate has been produced in compliance with all applicable laws.

IN WITNESS WHEREOF, the undersigned, in his capacity as ___________________ of Perkins Group Limited, has caused this certificate to be delivered on behalf of Perkins Group Limited this _____ day of ________________ 199[ ]


                 _____________________________
                    Name:

                           Annexure

                     PERKINS GROUP LIMITED

  Varity Calendar Month ended                         199[  ]


RECEIVABLES

A.Aggregate amount* of all Receivables payable
  to any Obligor                           (Pounds) ___________________

B.Aggregate amount* of all Receivables referred to in item (A) above that do not constitute Eligible
  Receivables as a result of paragraphs (a) through
  (j) of the definition of Eligible Receivables(Pounds) ___________________

C.Aggregate amount* of all otherwise ineligible
  Receivables included in Eligible Receivables as
  a result of the proviso to the definition of
  Eligible Receivables                     (Pounds) ___________________

D.Aggregate amount* of all Eligible Receivables
  (item (A) minus item (B) plus item (C))  (Pounds) ___________________

E.80% of item (D)                          (Pounds) ___________________


INVENTORY

F.Aggregate value (valued at the lower of cost price or
  market value in accordance with UK Gaap, except that
  cost price shall be determined on a first-in-first-out
  basis) of all Inventory                  (Pounds) ___________________

G.Aggregate value of all Inventory referred to in item (F) above that does not constitute Eligible
  Inventory as a result of paragraphs (a) through
  (f) of the definition of Eligible Inventory(Pounds) ___________________

H.Aggregate amount of all Eligible Inventory (item
  (F) minus item (G))                      (Pounds) ___________________

I.45% of item (H)                          (Pounds) ___________________



*In each case, reference to an "amount" of Receivables means the sterling amount, if the Receivables are denominated in sterling or, if the Receivables are denominated in another currency, the sterling equivalent thereof (as defined in the Clause 1.2) as at the date of the certificate unless a foreign exchange contract has been entered into in respect of such amount in which case the sterling equivalent shall be the sterling amount to be realized from such foreign exchange contract.

BORROWING BASE AMOUNT

J.Borrowing Base Amount equals the sum of item (E) plus
  item (I)                                 (Pounds) ___________________

FINANCIAL INDEBTEDNESS CAPACITY ("Ca")

K.Financial Indebtedness Amount as at the Specified
  Date                                     (Pounds) ___________________

  J - K = Ca**                             (Pounds) ___________________





**If Ca is a positive number, a Notice of Drawdown may (subject to Clause 4 of the Restated and Amended Facility Agreement) be submitted provided always that the Financial Indebtedness Amount if calculated after the making of the Advance requested in such Notice of Drawdown would not result in a breach of Clause 7.1(ix). If Ca is a negative number, no Notice of Drawdown may be submitted until the Principal Borrower has complied with the provisions of Clause 10.4.

                      THE EIGHTH SCHEDULE

    Form of Supplemental Agreement for Additional Borrowers



THIS SUPPLEMENTAL AGREEMENT is made on the                 day of       , 19

BETWEEN

(1)  PERKINS LIMITED (the "Principal Borrower");

(2) [Material Subsidiary(ies) Eligible Receivable Company[ies]] (the "Material Subsidiaries"/"Eligible Receivable Company(ies)"); and

(3) LLOYDS BANK Plc on behalf of itself and on behalf of the parties party to the Agreement defined therein as Agent and Banks (the "Agent").

WHEREAS

(A) By an agreement [together with the supplemental agreements referred to in
(B) below,] the "Agreement") dated [ ] and made between (1) the Principal Borrower, (2) Other parties more specifically defined therein, (3) Lloyds Bank Plc as Agent and (4) the financial institutions referred to therein.

[(B) The agreement referred to in (A) above has been supplemented by the following agreements:-

                [List Supplemental Agreements]]

[(B)/(C)]Pursuant to Clause [6] of the Agreement the Material
Subsidiary(ies)/Eligible Receivable Company[ies] is/are to become Additional Borrower(s) under the Facility.



NOW IT IS HEREBY AGREED as follows:-

1.   Interpretation

Save as otherwise defined herein, terms defined in the Agreement shall bear the same meaning herein including the Recitals hereto.

2.   Additional Borrower(s)

With effect from the date that the Agent confirms to the Principal Borrower that it has received, in form and substance satisfactory to it [in relation to each Material Subsidiary/Eligible Receivable Company[ies]], each of the conditions precedent specified in Clause 3, the Agreement shall henceforth be read and construed as if [the/each] Material Subsidiary/Eligible Receivable Company[ies] were party to the Agreement having all the rights and obligations of an Additional Borrower and a Borrower under the Facility. Accordingly all references in any Facility Document to (a) any "Additional Borrower" or "Borrower" shall be treated as including a reference to [the/such] Material Subsidiary/Eligible Receivable Company[ies] and (b) the Agreement shall be treated as a reference to the Agreement as supplemented by this Agreement to the intent that this Agreement and the Agreement shall be read and construed together as one single agreement.

3.   Conditions Precedent

The following are the conditions precedent referred to in Clause 2 which are required to be delivered to the Agent in relation to [the/each] Material Subsidiary/Eligible Receivable Company[ies]:

     (a) [other conditions precedent required pursuant to Clause [ ] and [ ] Schedule of the Agreement];

     (b)  [Legal Opinion]; and

     (c)  [Accession to Subordination Agreement]

4.   Representations

[The/Each] Material Subsidiary/Eligible Receivable Company[ies] hereby represents and warrants in respect of itself as if the representations set out in Clause [ ] of the Agreement were set out in full in this Agreement.

5.   Counterparts

This Agreement may be signed in counterparts, all of which taken together shall constitute a single agreement.

6.   Law

This Agreement shall be governed by, and construed in accordance with, English law.

[7.  Jurisdiction]

[                  *                 ]

     AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                   [INSERT EXECUTION PAGES]

                        EXECUTION PAGES

The Principal Borrower

PERKINS LIMITED

By:           /s/ E.M. Thompson

Address:      Eastfield
              Peterborough
              PE1 5NA


Officer and
department to whom
notices to be addressed:Company Secretary



The Borrowers

PERKINS ENGINES (PETERBOROUGH) LIMITED

By:           /s/ E.M. Thompson

Address:      Eastfield
              Peterborough
              PE1 5NA


Officer and
department to whom
notices to be addressed:Company Secretary



PERKINS POWER SALES & SERVICE LIMITED

By:           /s/ E.M. Thompson

Address:      Eastfield
              Peterborough
              PE1 5NA

Officer and
department to whom
notices to be addressed:Company Secretary

PERKINS COMPACT ENGINES LIMITED

By:           /s/ E.M. Thompson

Address:      Eastfield
              Peterborough
              PE1 5NA


Officer and
department to whom
notices to be addressed:Company Secretary



PERKINS TECHNOLOGY LIMITED

By:           /s/ E.M. Thompson

Address:      Eastfield
              Peterborough
              PE1 5NA


Officer and
department to whom
notices to be addressed:Company Secretary



PERKINS ENGINES GROUP LIMITED

By:           /s/ E.M. Thompson

Address:      Eastfield
              Peterborough
              PE1 5NA


Officer and
department to whom
notices to be addressed:Company Secretary

PERKINS ENGINES (SHREWSBURY) LIMITED

By:           /s/ E.M. Thompson

Address:      Eastfield
              Peterborough
              PE1 5NA


Officer and
department to whom
notices to be addressed:Company Secretary



PERKINS ENGINES (STAFFORD) LIMITED

By:           /s/ E.M. Thompson

Address:      Eastfield
              Peterborough
              PE1 5NA

Officer and
department to whom
notices to be addressed:Company Secretary


PERKINS INTERNATIONAL LIMITED

By:           /s/ E.M. Thompson

Address:      Eastfield
              Peterborough
              PE1 5NA


Officer and
department to whom
notices to be addressed:Company Secretary

PERKINS PARTS LIMITED

By:           /s/ E.M. Thompson

Address:      Eastfield
              Peterborough
              PE1 5NA


Officer and
department to whom
notices to be addressed:Company Secretary


The Covenantor

PERKINS GROUP LIMITED

By:           /s/ E.M. Thompson

Address:      Eastfield
              Peterborough
              PE1 5NA


Officer and
department to whom
notices to be addressed:Company Secretary



The Agent

LLOYDS BANK PLC, Capital Markets Group

By:           /s/ L. Tinsley

Address:      Bank House
              Wine Street
              Bristol, BS1 2AN



Officer and
department to whom
notices to be addressed:Loans Administration



The Banks

LLOYDS BANK PLC

By:           /s/ S.W. Baker

Address:      St. George's House
              P.O. Box 787
              6-8 Eastcheap
              London EC3M 1LL


Officer and
department to whom
notices to be addressed:S.W. Baker, Corporate Banking



BERLINER HANDELS-UND FRANKFURTER BANK

By:           /s/ M. Buggy

Address:      61 Queen Street
              London EC4R 1AE


Officer and
department to whom
notices to be addressed:Peter Frankl/Margaret Buggy, Trade & Commodity Finance


CREDITANSTALT-BANKVEREIN

By:           /s/ M. Bowles

Address:      125 London Wall
              London EC2Y 5DD


Officer and
department to whom
notices to be addressed:S. Pearce/M. Sammon



THE GOVERNOR AND COMPANY OF THE
BANK OF SCOTLAND

By:           /s/ J. Drummond

Address:      Orchard Brae House
              30 Queensferry Road
              Edinburgh  EH4 2UG


Officer and
department to whom
notices to be addressed:Ian McKinney/Fiona Ross, Bank of Scotland,
                      International Division


STANDARD CHARTERED BANK

By:           /s/ P. Hodges

Address:      37 Gracechurch Street
              London EC3V 0BX

Officer and
department to whom
notices to be addressed:Peter Hodges